Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VENOCO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

370 17th Street, Suite 3900
Denver, Colorado 80202-1370
Telephone: (303) 626-8300

April 30, 2007

Dear Venoco Stockholder:

        You are cordially invited to the Venoco, Inc. Annual Meeting of Stockholders to be held on Wednesday, May 23, 2007, at 7:30 a.m., Mountain Time. The meeting will be held in Ballroom A at the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202.

        At the Annual Meeting, you will be asked to elect two directors to our Board of Directors, authorize certain amendments to our 2005 Stock Incentive Plan, approve certain performance-based compensation criteria for our senior executives and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2007 fiscal year.

        We have enclosed a copy of our Annual Report for the fiscal year ended December 31, 2006 with this Notice of Annual Meeting of Stockholders and Proxy Statement. Please read the enclosed information carefully before completing and returning the enclosed proxy card.

        Please join us at the meeting. Whether or not you plan to attend, it is important that you vote your proxy promptly in accordance with the instructions on the enclosed proxy card. If you do attend the meeting, you may withdraw your proxy should you wish to vote in person.

                      Sincerely,

                      Timothy M. Marquez
                       Chairman of the Board and Chief Executive Officer

370 17th Street, Suite 3900
Denver, Colorado 80202-1370
Telephone: (303) 626-8300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Venoco, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Venoco, Inc. will be held in Ballroom A at the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202 at 7:30 a.m., Mountain Time on May 23, 2007, for the following purposes:

        1.     to elect Mark A. Snell and Timothy M. Marquez to our Board of Directors as Class II directors;

        2.     to approve certain amendments to our 2005 Stock Incentive Plan, including an increase in the number of shares of common stock issuable pursuant to awards granted under the plan;

        3.     to approve certain performance-based compensation criteria for our senior executives, including our 2007 Senior Executive Bonus Plan;

        4.     to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

        5.     to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        We know of no other matters to come before the annual meeting. Only stockholders of record at the close of business on Monday, April 2, 2007 are entitled to notice of and to vote at the annual meeting or at any adjournments or postponements thereof.

        Regardless of the number of shares of common stock you hold, as a stockholder your role is very important and the Board of Directors strongly encourages you to exercise your right to vote.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Terry L. Anderson
                       General Counsel and Secretary

Dated April 30, 2007
Denver, Colorado

TABLE OF CONTENTS

GENERAL INFORMATION
Proxy Solicitation
Stockholders Entitled to Vote
How to Vote
Quorum
Required Vote
Board Recommendation
Other Matters
Revocation of Proxies
PROPOSAL ONE—ELECTION OF DIRECTORS
PROPOSAL TWO—AMENDMENTS TO THE 2005 STOCK INCENTIVE PLAN
PROPOSAL THREE—APPROVAL OF PERFORMANCE-BASED COMPENSATION CRITERIA, INCLUDING APPROVAL OF THE 2007 SENIOR EXECUTIVE BONUS PLAN
PROPOSAL FOUR—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Principal Accountants
Audit Committee Pre-Approval Policy
Report of the Audit Committee
OTHER BUSINESS
STOCK OWNERSHIP OF CERTAIN PERSONS
Stock Ownership of Certain Beneficial Owners
Stock Ownership of Management
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE
General
Board Committees
Compensation Committee Interlocks and Insider Participation
Director Independence and Categorical Standards
Non-Management Sessions
Security Holder Communications Policy
Stockholder Proposals
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
Executive Officer Compensation in 2006
Director Compensation in 2006
TRANSACTIONS WITH RELATED PERSONS
Policy Regarding Related Person Transactions
Related Transactions

370 17th Street, Suite 3900
Denver, Colorado 80202-1370
Telephone: (303) 626-8300

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

        These proxy materials are being furnished to you by the Board of Directors (the "Board") of Venoco, Inc., a Delaware corporation ("we," "us," "Venoco" or the "company"), in connection with its solicitation of proxies for Venoco's Annual Meeting of Stockholders to be held on May 23, 2007 at 7:30 a.m., Mountain Time, in Ballroom A at the Brown Palace Hotel, located at 321 17th Street, Denver, Colorado 80202, and at any adjournments or postponements thereof (the "Annual Meeting"). In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.

Stockholders Entitled to Vote

        The close of business on Monday, April 2, 2007 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, our outstanding voting securities consisted of 43,005,182 shares of common stock. Each share of common stock is entitled to one vote. Votes may not be cumulated.

How to Vote

        Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope.

Quorum

        Holders of a majority of our outstanding common stock entitled to vote must be present, in person or by proxy, at the Annual Meeting for a quorum to exist. If the shares present in person or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. Shares that are voted "FOR," AGAINST," "ABSTAIN," or, with respect to the election of directors, "WITHHOLD," will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker "non-votes" will also be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a bank, broker or other person holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Required Vote

        You may either vote "FOR" or "WITHHOLD" authority to vote on Proposal One, relating to the election of Mark A. Snell and Timothy M. Marquez to the Board. Members of the Board are elected by a plurality of votes cast. This means that the two nominees who receive the largest number of "FOR" votes cast will be elected. Neither broker non-votes nor "WITHHOLD" votes cast with respect to either nominee will have any effect on the election of that nominee.

        You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals set forth in this Proxy Statement. To be approved, each such matter must receive the affirmative vote of a majority of the voting shares that are present, in person or by proxy, at the meeting and entitled to vote on the matter. In addition, Proposal Two may be approved only if voted on by a majority of the shares outstanding. An abstention will have the same effect as a vote against a proposal. However, a broker non-vote will not have any effect on the outcome of the vote on a proposal, except that broker non-votes may affect voting to the extent that they result in less than a majority of the shares outstanding being voted on Proposal Two.

Board Recommendation

        The Board recommends that you vote as follows:

  •
  "FOR" Proposal One, relating to the election of Mark A. Snell and Timothy M. Marquez to our Board as Class II directors;

  •
  "FOR" Proposal Two, relating to certain amendments to our 2005 Stock Incentive Plan;

  •
  "FOR" Proposal Three, relating to the approval of performance-based compensation criteria for our senior executives, including our 2007 Senior Executive Bonus Plan; and

  •
  "FOR" Proposal Four, relating to the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

        Any proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

Other Matters

        The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present or is informed that others will present at the meeting. The proxy does, however, confer discretionary authority upon the persons named therein (the "Proxy Agents"), or their substitutes, to vote on any other business that may properly come before the meeting. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

Revocation of Proxies

        You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting in person.

PROPOSAL ONE—Election of Directors

        Our certificate of incorporation provides that members of the Board are to be divided into three classes. The Board currently consists of one Class I director (J. Timothy Brittan), three Class II directors (Eloy U. Ortega, Glen C. Warren, Jr. and Mark A. Snell) and three Class III directors (Joel L. Reed, J.C. "Mac" McFarland and Timothy M. Marquez). Ed O'Donnell, who was formerly a Class I director, resigned from the Board in March 2007. Our certificate of incorporation provides that a director will generally serve for a term that expires at the annual stockholders' meeting three years after the date of his election. The term of the Class II directors will expire at the Annual Meeting. Our certificate of incorporation and applicable rules of the New York Stock Exchange (the "NYSE") contemplate that the number of directors in each class will be approximately equal.

        The Board has nominated Mr. Snell to stand for election at the Annual Meeting. Messrs. Ortega and Warren will not stand for reelection, and their terms of office will expire at the Annual Meeting. Mr. Marquez has previously been a Class III director. However, in order to provide for classes of approximately equal size, the Board has redesignated him as a Class II director and nominated him to stand for election together with Mr. Snell. Directors whose terms of office will not expire at the Annual Meeting will continue in office for the remainder of their respective terms. Under our certificate of incorporation and bylaws, the number of directors on the Board is determined by a resolution of the Board, but will generally not be fewer than three or more than nine.

        The Board has no reason to believe that either Mr. Snell or Mr. Marquez will be unable to serve if elected and, to the knowledge of the Board, each nominee intends to serve the entire term for which election is sought. Only the nominees, or substitute nominees designated by the Board, will be eligible to stand for election as directors at the Annual Meeting. If either nominee becomes unable to serve as a director before the Annual Meeting, the Proxy Agents have the discretionary authority to vote proxies held by them for substitute nominees designated by the Board.

        The Board recommends a vote FOR the election of Mark A. Snell and Timothy M. Marquez to the Board.

Board of Directors

        The following table sets forth certain information as of April 2, 2007, regarding the composition of the Board (not including Mr. Ortega or Mr. Warren), including the term of each director.

Name	Age	Position	Director Since	Current Term to Expire
Nominees
Mark A. Snell	50	Director	2006	2007
Timothy M. Marquez	48	Chairman and Chief Executive Officer	2004	2007
Other Directors
J.C. "Mac" McFarland	60	Director	2004	2008
Joel L. Reed	56	Director	2005	2008
J. Timothy Brittan	52	Director	2003	2009

Nominees

        Mark A. Snell has been a director of Venoco since December 2006. He is the Chief Financial Officer of Sempra Energy, a San Diego-based, Fortune 500 energy-services holding company. He previously served as Group President of Sempra Global and, before that, as Vice President of Planning and Development of Sempra Energy. Before joining Sempra Energy in 2001, he served as CFO of Earth Tech, a water management, engineering and environmental services firm, CFO of Dames and

Moore, an international engineering firm, Chief Financial and Administrative Officer for Latham & Watkins, a worldwide law firm, and a Senior Manager at KPMG Peat Marwick. Mr. Snell has a bachelor's degree in accounting from San Diego State University and is a certified public accountant. He is a director of San Diego Gas & Electric Company, Southern California Gas Company and Pacific Enterprises, each of which is a direct or indirect subsidiary of Sempra Energy.

        Timothy M. Marquez co-founded Venoco in September 1992 and served as our Chief Executive Officer and as a director from our formation until June 2002. He founded Marquez Energy, a privately-held exploration and production company, in 2002 and served as its CEO until we acquired it in March 2005. Mr. Marquez returned as our Chairman, CEO and President in June 2004. Mr. Marquez has a B.S. in petroleum engineering from the Colorado School of Mines. Mr. Marquez began his career with Unocal Corporation, where he worked for 13 years managing assets offshore California and in the North Sea and performing other managerial and engineering functions.

Other Directors

        J.C. "Mac" McFarland has been a director of Venoco since June 2004. He has 28 years of experience in the oil and natural gas industry with McFarland Energy, Inc., a NASDAQ-listed company, where he was CEO from 1991 until its sale in 1997. Since 1997, he has been a consultant with McFarland Advisors, Inc. He served on the boards of NYSE-listed Huntway Refining from 1988 to 2001 and privately-held Gotland Oil, Inc. from 2000 to 2001. He was President of the California Independent Petroleum Association from 1996 to 1998. Mr. McFarland earned a degree in finance and accounting from the University of California at Berkeley and is a certified public accountant.

        Joel L. Reed has been a director of Venoco since August 2005 and currently serves as our lead independent director. He previously served as a director of Venoco from September 1998 to March 2002. Starting in 1994, Mr. Reed was a partner of a predecessor entity of, and later co-founded, Relational Group, an investment banking firm that included Relational Investors and Relational Advisors. In late 2005, Relational Advisors separated from Relational Group and became RA Capital Advisors, a member of RA Capital Group. Mr. Reed currently serves as RA Capital Group's lead principal. He is also a founder of Titan Investment Partners, a private equity firm. Mr. Reed was the CFO and later President and CEO of Wagner & Brown Ltd. of Midland, Texas, a privately owned group of companies engaged in energy, real estate, manufacturing, agribusiness and investment services, from 1984 to 1994. From 1981 to 1984, Mr. Reed was a member of the founding group of Ensource, Inc., a NYSE-listed company, as well as its controller and CFO. A graduate of Oklahoma State University, Mr. Reed holds bachelor's and master's degrees in accounting and is a certified public accountant (inactive).

        J. Timothy Brittan has been a director of Venoco since May 2003 and has 25 years experience in the oil and natural gas industry. He has served as the President of Infinity Oil & Gas, Inc., an exploration and production company, since July 1989. Mr. Brittan attended the Colorado School of Mines.

PROPOSAL TWO—Amendments to the 2005 Stock Incentive Plan

        The Compensation Committee of the Board approved a second amendment and restatement (the "Second Amendment") of the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan (the "2005 Stock Plan") in March 2007, effective upon approval of our stockholders. If the Second Amendment is approved at the Annual Meeting, the maximum number of shares of our common stock available for issuance under the plan will increase from 1,700,000 to 3,486,338, and certain performance-based criteria will be added to the plan (the "Section 162(m) Amendments") to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"). The 162(m) Amendments included in the Second Amendment are described in "Proposal Three—Approval Of

Performance-Based Criteria, Including Approval of 2007 Senior Executive Bonus Plan—Second Amendment to 2005 Stock Plan—Section 162(m) Amendments." If Proposal Two is approved at the Annual Meeting but Proposal Three is not, the Second Amendment will be approved and effective as to all of the proposed amendments other than the 162(m) Amendments. Conversely, if Proposal Three is approved at the Annual Meeting but Proposal Two is not, the Second Amendment will be approved and effective as to the 162(m) Amendments but not otherwise. If neither Proposal Two nor Proposal Three is approved at the Annual Meeting, the 2005 Stock Plan will continue to exist in its current form.

        The Board recommends a vote FOR approval of the Second Amendment to the 2005 Stock Plan.

Description of the 2005 Stock Plan

        A summary of the principal features of the 2005 Stock Plan, as proposed to be amended, is provided below. The plan is set forth as Appendix A to this Proxy Statement, marked to show the changes contemplated by the Second Amendment. The following summary is qualified in its entirety by reference to Appendix A.

Purpose

        The purpose of the 2005 Stock Plan is to assist us in securing and retaining the services of employees and other persons eligible to receive stock awards, and to provide incentives for those persons to exert maximum efforts for our success.

Eligibility

        The 2005 Stock Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights to our employees, officers, directors and consultants, except that incentive stock options may only be granted to employees. Approximately 275 people are currently eligible to receive awards under the plan.

Administration

        Pursuant to the terms of the 2005 Stock Plan, either the Board or a Board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, when awards will be granted and the terms and amounts of awards. The plan is administered by the Compensation Committee. The plan contemplates that the Compensation Committee will generally consist of two or more "Independent Directors," i.e., directors who are independent under NYSE rules and are "outside directors" for purposes of Section 162(m). Awards under the plan are made at the discretion of the Compensation Committee, except that (i) the committee may delegate to Board members who are not Independent Directors the authority to grant awards to persons who are not "covered employees" under Section 162(m) and (ii) the committee may delegate to Board members who are not Independent Directors or to our CEO the authority to grant awards to persons who are not covered employees under Section 162(m) and are not subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

Shares Available for Grant

        The 2005 Stock Plan currently provides for the issuance of up to 1,700,000 shares of common stock pursuant to awards under the plan. If the Second Amendment is approved, the plan will provide for the issuance of up to 3,486,338 shares of common stock. No participant may receive awards in any calendar year representing more than 570,000 shares of common stock.

Vesting and Term of Options

        Each award under the 2005 Stock Plan has been or will be made pursuant to an award agreement that specifies the terms of the award, including the vesting schedule, if any. Options granted under the plan generally vest over a four year period, with 20% of the options vested on the date of grant and 20% of the options vesting on each subsequent anniversary of the grant date. Stock options granted pursuant to the plan expire ten years after the date of grant, except that incentive stock options granted to a holder of ten percent or more of our stock expire five years after the date of grant.

Exercise Price of Options

        Subject to certain exceptions related to substitution of options for another option, the exercise price of incentive stock options granted under the 2005 Stock Plan will not be less than the fair market value of the underlying common stock on the date of grant, except that an incentive stock option granted to a holder of ten percent or more of our stock must have an exercise price that is at least 110% of the fair market value of the underlying common stock on the date of grant. The exercise price of nonqualified stock options will not be less than the fair market value of the underlying common stock on the date of grant, except for certain nonqualified stock options granted pursuant to an assumption or substitution for another option.

Consequences of Termination of Employment

        If a holder of options granted under the 2005 Stock Plan terminates his employment with or service to us, his options will, subject to certain exceptions, automatically expire. If we terminate the option holder's employment with or service to us without cause, the holder may generally exercise any vested options for a period of 180 days following the termination. In the event of the optionholder's death or disability, vested options will continue to be exercisable for 12 months following the date of death or disability.

Discretion to Accelerate Vesting

        The Compensation Committee has the authority to accelerate any vesting requirements or time-based limitations on exercisability of options or other awards granted under the 2005 Stock Plan. In the event of, or in anticipation of, a termination of employment or service with us, other than a discharge for cause, the Compensation Committee may accelerate the vesting or exercisability of a stock award, or extend the period during which such award is exercisable.

Restricted Stock and Stock Appreciation Rights

        The 2005 Stock Plan provides for the grant of restricted stock and stock appreciation rights on terms, including vesting schedule, if any, set forth in the applicable award agreement. If the participant's service to us is terminated prior to a vesting date for a restricted stock award, any unvested restricted stock award is forfeited, and the restricted stock is transferred to and reacquired by us at no cost. The Second Amendment deletes the provision of the plan that provides for accelerated vesting of such awards in the event of death, disability, change of control or termination by us other than for cause. If the Second Amendment is approved by stockholders, such accelerated vesting terms, if any, would be included in the applicable award agreement.

        A recipient of a restricted stock award under the plan will be entitled to receive dividends on such stock prior to vesting. The Second Amendment deletes the provision of the plan that prohibits restricted stock from being voted until it vests.

Change of Control

        In the event of a change of control of our company, the Compensation Committee will generally accelerate the exercisability of all options granted under the 2005 Stock Plan such that they may be exercised in full upon or immediately prior to the completion of the transaction or event that results in the change of control, although the committee has the discretion to take different or additional actions in those circumstances, including by arranging for settlement in cash or other securities of stock awards granted under the plan, or to determine that benefits will not accelerate or to determine that only certain or limited benefits will accelerate. For purposes of the plan, a "change of control" will be deemed to occur if (i) any person or group other than Mr. Marquez (or a member of his family) becomes a beneficial owner of more than 50% of our voting stock, (ii) our stockholders approve a merger involving us (other than a merger in which stockholders of the company prior to the merger continue to own more than 50% of the stock of the surviving entity), (iii) our stockholders approve a plan to liquidate our company or sell all or substantially all of our assets or (iv) Mr. Marquez (together with members of his family) is no longer the largest beneficial owner of our voting securities and Mr. Marquez is no longer our CEO or Chairman.

Antidilution Adjustments

        The 2005 Stock Plan provides that the number of shares purchasable upon exercise of an option granted under the plan, and the exercise price, will be adjusted to reflect the terms of any reclassification, stock split or similar transaction.

Amendment and Termination

        The Board or the Compensation Committee may amend the 2005 Stock Plan at any time, subject to stockholder approval requirements imposed by the Internal Revenue Code, Rule 16b-3 under the Exchange Act and applicable NYSE rules. Unless terminated sooner by the Board, the plan will terminate on May 9, 2016.

162(m) Amendments and Related Provision

        The 162(m) Amendments included in the Second Amendment, if approved, will add certain "Qualifying Performance Criteria" to the 2005 Stock Plan. A description of these criteria is set forth in "Proposal Three—Approval Of Performance-Based Criteria, Including Approval of 2007 Senior Executive Bonus Plan—Second Amendment to 2005 Stock Plan—Section 162(m) Amendments." The 2005 Stock Plan currently limits the number of shares of common stock that may be included in awards granted to a single participant in any calendar year to 570,000. This provision is also being presented for stockholder ratification pursuant to Proposal Three.

Description of the 2007 Long-Term Incentive Program

        The 2005 Stock Plan authorizes the Compensation Committee to grant restricted stock to eligible participants. Pursuant to this authority, in March 2007, the committee adopted a 2007 Long-Term Incentive Program (the "2007 LTIP"), which provides for performance-based awards to be made under the 2005 Stock Plan. The material terms of the 2007 LTIP, and of a grant of restricted stock to Mr. Marquez under the LTIP in March 2007, are described in "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Equity Compensation."

Federal Income Tax Consequences

Stock Options

        With respect to options that qualify as incentive stock options, a participant does not recognize income for federal income tax purposes at the time options are granted or exercised, although, as described below, the exercise of incentive stock options can give rise to alternative minimum tax liability. If the participant sells shares acquired by exercise of an incentive stock option after the expiration of two years from the date the options are granted and more than one year after the issuance of shares upon exercise of the incentive stock option (the "holding periods"), the participant will generally recognize long-term capital gain or loss on the sale equal to the difference between the amount realized on disposition and the exercise price. However, if the participant disposes of shares acquired by exercise of an incentive stock option before the holding periods have elapsed (a "disqualifying disposition"), the participant will recognize in the year of disposition: (i) ordinary income, to the extent that the lesser of either the fair market value of the shares on the date of option exercise or the amount realized on disposition exceeds the exercise price and (ii) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. We receive no tax deduction for compensation expense with respect to incentive stock options unless the holding period requirements are not fulfilled by the participant.

        For alternative minimum tax purposes, the exercise of an incentive stock option is treated as if the option were a non-qualified stock option (see below). As a result, the difference between the fair market value on the date of exercise (or potentially up to six months later if the holder is subject to Section 16(b) of the Exchange Act) and the option price is included in income for purposes of the alternative minimum tax. However, regular tax treatment as described above will apply for alternative minimum tax purposes if a disqualifying disposition occurs in the taxable year in which the options are exercised. The alternative minimum tax is payable only if and to the extent it exceeds the taxpayer' regular tax liability, and any alternative minimum tax may be credited against subsequent regular tax liability.

        With respect to non-qualified stock options for non-restricted stock, the participant does not recognize income upon grant of the option and, upon exercise, recognizes ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise (or potentially up to six months later if the holder is subject to Section 16(b) of the Exchange Act) over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally recognizes capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition. Any such gain or loss will be long-term gain or loss if the participant's holding period at the time of disposition exceeds one year. We receive a tax deduction for compensation expense with respect to non-qualified stock options upon the exercise of the option in an amount equal to the amount includible in income by the participant.

Stock Appreciation Rights

        The recipient of a grant of stock appreciation rights does not realize taxable income with respect to the grant and we are not entitled to a deduction with respect to the grant on the date of grant. Upon the exercise of stock appreciation rights, the recipient realizes ordinary income, and we are entitled to a corresponding deduction equal to the amount of cash or stock received.

Restricted Stock

        A participant holding restricted stock, at the time the shares vest, realizes ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting, and we are entitled to a corresponding deduction. Dividends paid to the participant on the restricted stock during the restriction period are generally ordinary compensation income to the participant subject to employment taxes and are deductible as such by us. Alternatively, an employee may make an election under Section 83(b) of the Internal Revenue Code to pay tax on the initial value at the time of the restricted grant (or potentially up to six months later if the holder is subject to Section 16(b) of the Exchange Act) if he so elects within 30 days of the date of grant. This election can be made in order to take advantage of capital gain rates on any subsequent appreciation in lieu of ordinary income tax rates, if the participant holds the shares for more than one year before selling them.

        In general, we receive an income tax deduction at the same time and in the same amount that is taxable to the employee as compensation, subject in some cases to limitations imposed by Section 162(m). To the extent a participant realizes capital gains, as described above, we are not entitled to any deduction for federal income tax purposes.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth certain information regarding shares of our common stock issuable upon the exercise of options granted under our compensation plans as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	4,740,663	$8.55	973,000
Equity compensation plans not approved by security holders	—	—	—
Total	4,740,663	$8.55	973,000

(1)
Awards under the 2005 Stock Plan may be made in the form of options, restricted stock or stock appreciation rights.

PROPOSAL THREE—Approval Of Performance-Based Criteria, Including Approval of 2007 Senior Executive Bonus Plan

        Section 162(m) generally prohibits a publicly held company from obtaining tax deductions for compensation of more than $1.0 million paid in any year to its CEO or any of its four other most highly paid executive officers ("covered employees") unless such payments are "performance-based." One of the requirements for compensation to qualify as performance-based is that the company obtains stockholder approval of the material terms of the performance goals relating to such compensation every five years (if the company's compensation committee has the authority to change the goals following stockholder approval). In accordance with Internal Revenue Service rules, the material terms that our stockholders are asked to approve pursuant to this Proposal Three constitute the framework the Compensation Committee will use to determine certain performance-based compensation for purposes of Section 162(m).

        As part of the Compensation Committee's general policy of preserving the deductibility of compensation paid to covered employees to the maximum extent possible, the committee adopted, in March 2007, subject to stockholder approval, (i) the 162(m) Amendments to the 2005 Stock Plan and (ii) the 2007 Bonus Plan, which provides for cash bonuses to be paid to designated officers based on satisfaction of specified performance goals. The Compensation Committee believes that adoption of these performance-based criteria will enhance its ability to identify appropriate performance objectives for use in determining performance-based compensation. In addition, the approval of this proposal will allow us to preserve the deductibility of certain compensation paid to covered employees, thereby reducing our tax obligations.

        The 2005 Stock Plan currently limits the number of shares of common stock that may be included in awards granted to a single participant in any calendar year to 570,000. Our stockholders are also asked to ratify this limitation in order to allow us to preserve the deductibility of certain compensation paid to covered employees.

        If approved by the stockholders, this proposal would not limit our ability to award or pay other or additional forms of compensation (including, but not limited to, salary and other stock-based awards under the 2005 Stock Plan) to covered employees. These other forms of compensation may be paid regardless of whether the performance goals for annual bonuses under the 2007 Bonus Plan, or under the 2005 Stock Plan (including the 2007 LTIP), are achieved in any future year, and whether or not payment of such other forms of compensation would be tax deductible.

Second Amendment to 2005 Stock Plan—Section 162(m) Amendments

        The Second Amendment to the 2005 Stock Plan sets forth certain performance-based criteria, referred to in the plan as "Qualifying Performance Criteria," that are to be used by the Compensation Committee in determining any stock awards intended to qualify as performance-based under Section 162(m). The Qualifying Performance Criteria are (a) implementation of a strategic plan, (b) stock price, (c) earnings per share, (d) total stockholder return, (e) operating margin, (f) stock price as a multiple of cash flow, (g) return on equity, (h) return on assets, (i) return on investment, (j) operating income, (k) net operating income, (l) pre-tax income, (m) cash flow, (n) revenue, (o) expenses, (p) earnings before interest, taxes and depreciation, (q) economic value added, (r) reserve additions, (s) finding and development costs, (t) drilling and workover budget, (u) increases in average daily production, (v) return on capital invested, (w) corporate overhead costs, (x) interest coverage ratio, (y) consolidated leverage ratio, (z) ratio of PV-10 reserves to debt, (aa) environmental and safety programs, (bb) stockholders' equity and (cc) corporate acquisitions.

        The Qualifying Performance Criteria, singly or in any combination, may be applied by the Compensation Committee to our company as a whole or to any business unit, may be measured either annually or over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the committee in the relevant award. Before payment of any stock award intended to qualify as performance-based under Section 162(m), the committee is required to certify the extent to which the Qualifying Performance Criteria, and any other terms of the award, have been satisfied.

        The foregoing is a summary of the 162(m) Amendments to the 2005 Stock Plan. The text of the 162(m) Amendments is set forth in Section 7(c) of the 2005 Stock Plan, which is attached as Appendix A to this Proxy Statement. This summary is qualified in its entirety by reference to Appendix A.

2005 Stock Plan Award Limitation

        As described above, the 2005 Stock Plan currently limits the number of shares of common stock that may be included in awards granted to a single participant in any calendar year to 570,000. Because this provision is already in place, it is not a part of the 162(m) Amendments. However, in order for us to fulfill certain requirements under Section 162(m), our stockholders are being asked to ratify it. If this Proposal Three is not approved, the provision will remain in place, but our ability to satisfy Section 162(m) requirements with respect to some compensation would be adversely affected.

Description of 2007 Bonus Plan

        The Compensation Committee adopted the 2007 Bonus Plan in March 2007, subject to stockholder approval. The 2007 Bonus Plan is intended to increase stockholder value by motivating key executives to perform to the best of their abilities and to achieve our objectives by providing executives with incentive awards based on the achievement of goals relating to our performance.

        The following is a summary of the 2007 Bonus Plan. The 2007 Bonus Plan is set forth as Appendix B to this Proxy Statement. This summary is qualified in its entirety by reference to Appendix B.

Administration

        The Compensation Committee, which must consist of at least two members of the Board that qualify as "outside directors" under Section 162(m), will administer the 2007 Bonus Plan.

Eligibility

        Any officer selected by the Compensation Committee is eligible to participate in the 2007 Bonus Plan for a particular year. Officers selected will be those the committee deem likely to have a significant impact on our performance.

Awards

        The 2007 Bonus Plan generally provides for the grant of cash awards, as determined by the Compensation Committee, to a participant based on the attainment of specified performance goals during a specified performance period. Under the plan, each fiscal year will constitute a performance period.

Determination of Performance Goals

        Performance goals under the 2007 Bonus Plan will be based on objective performance criteria determined by the Compensation Committee in writing. The goals will provide for a targeted level of achievement using one or more of the Qualified Performance Criteria described above. The performance goals may be applicable to our company as a whole and/or any of our subsidiaries or individual business units and may vary from participant to participant.

        The Compensation Committee will set forth in writing for each performance period a target award and performance goals for each participant. The target award will be expressed as a percentage of the participant's base salary. Awards will be earned by each participant based on the level of attainment of his or her goals during the applicable performance period, provided that the committee may reduce the amount of any award in its sole and absolute discretion. An actual award may be greater or less than a targeted award, depending on the extent to which actual performance exceeds or falls below the performance goals. The committee will determine the level of attainment of the goals for each participant and the award to be made to each participant.

Amount of Awards

        The maximum amount that can be paid to any participant under the 2007 Bonus Plan for any plan year is $2.0 million. The Compensation Committee may, in its sole discretion, reduce or eliminate an award that would otherwise be payable to a participant. No award will be made until the committee has certified in writing the level of achievement of the applicable performance goals.

Form of Payment

        Awards under the 2007 Bonus Plan will normally be paid in cash. However, the Compensation Committee may, in its discretion, declare the award, in whole or in part, to be payable in the form of a restricted stock bonus granted under the 2005 Stock Plan.

Termination of Employment

        If a participant terminates employment after the relevant plan year but prior to the time the award is paid, the award will be reduced based on the date of termination.

Amendment

        The Compensation Committee may amend or terminate the 2007 Bonus Plan at any time, subject to any stockholder approval required under Section 162(m).

Awards Under 2007 Bonus Plan

        In March 2007, the Compensation Committee approved the performance goals that will be used to determine bonuses payable for the 2007 fiscal year under the 2007 Bonus Plan. These goals, and their application to certain of our executive officers, are described in "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonuses."

        The Board and the Compensation Committee recommend a vote FOR approval of the performance-based compensation criteria, including the 2007 Bonus Plan.

PROPOSAL FOUR—Ratification of the Appointment of Independent Registered
Public Accounting Firm

        Deloitte & Touche LLP served as our independent registered public accounting firm for the year ended December 31, 2006. The Audit Committee of the Board has appointed Deloitte & Touche to act in the same capacity with respect to our financial statements for the fiscal year ending December 31, 2007 and requests ratification of this appointment by our stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche, the adverse vote will be considered as a direction to the Audit Committee to select other auditors for the subsequent fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending December 31, 2007 will be permitted to stand unless the Audit Committee finds other reasons for making a change. Even if the selection of Deloitte & Touche is ratified, the Audit Committee may, in its discretion, direct the appointment of new auditors at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The Board and the Audit Committee recommend a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Fees Paid to Principal Accountants

        The following table presents the aggregate fees billed for the indicated services performed by Deloitte & Touche LLP for us during the 2005 and 2006 fiscal years.

Description of Services	2005	2006
Audit fees	$549,000	$588,000
Audit-related fees(1)	$147,000	$249,000
Tax fees	—	—
All other fees	—	—
Total	$696,000	$837,000

(1)
Audit-related fees include fees for reviews of registration statements and offering memoranda, issuances of letters to underwriters and issuances of consents.

Audit Committee Pre-Approval Policy

        The charter of the Audit Committee includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and permissible non-audit services, subject to any exception under Section 10A of the Exchange Act and the rules promulgated thereunder. Pre-approval authority may be delegated to a committee member or a subcommittee, and any such member or subcommittee shall report any decisions to the full committee at its next scheduled meeting. All of the services described in "—Fees Paid to Principal Accountants" were approved by the committee pursuant to its pre-approval policies as in effect as of the relevant times.

Report of the Audit Committee

        Our management is responsible for the preparation of our financial statements and our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing our annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. As described in "Corporate Governance—Board Committees—Audit Committee," the Audit Committee is responsible for, among other things, reviewing and selecting our independent registered public accounting firm, reviewing our annual and interim financial statements and pre-approving all engagement letters and fees for auditing services.

        In the performance of its oversight function in connection with our financial statements as of and for the year ended December 31, 2006, the Audit Committee has:

  •
  Reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP—the Audit Committee's review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

  •
  Discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and applicable standards issued by the Public Company Accounting Oversight Board;

  •
  Received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed the independence of Deloitte & Touche with them; and

  •
  Reviewed and approved the services provided by Deloitte & Touche. This included review and approval of non-audit services as described above and consideration of whether the provision of such services by Deloitte & Touche is compatible with maintaining their independence.

        Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board has approved, the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the "SEC") on April 2, 2007. The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2007. Stockholder ratification of this appointment is included as Proposal Four in these proxy materials.

                      AUDIT COMMITTEE:

                      J.C. "Mac" McFarland, Chairman
                      Joel L. Reed
                      Glen C. Warren, Jr.

OTHER BUSINESS

        The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the Proxy Agents will vote proxies on such matters in the manner they deem appropriate.

STOCK OWNERSHIP OF CERTAIN PERSONS

        The following tables set forth information regarding the beneficial ownership of our common stock by certain holders of our common stock and by our executive officers and directors. Beneficial ownership has been determined in accordance with applicable SEC rules, pursuant to which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire voting or investment power within 60 days. Except as otherwise indicated, (i) the address of the persons listed below is c/o Venoco, Inc., 370 17th Street, Suite 3900, Denver, Colorado 80202-1370 and (ii) the persons listed below, to our knowledge, have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the application of community property laws where applicable. The percentage of beneficial ownership for each table is based on 42,783,300 shares of common stock outstanding as of December 31, 2006.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth information regarding persons known to us to be beneficial owners of more than five percent of our common stock as of December 31, 2006. All information is taken from or based upon filings made by such persons with the SEC or upon information provided by such persons to us.

Name of Beneficial Owner	Number of Shares of Common Stock		Percent of Total Common Stock
Timothy and Bernadette Marquez	28,931,150	(1)	67.6%
Wellington Management Company, LLP(2)	2,474,500		5.8%

(1)
Comprised of 26,431,150 shares of common stock held of record by the Marquez Trust, the trustees of which are Timothy Marquez and Bernadette Marquez, and 2,500,000 shares of common stock held of record by the Marquez Foundation, a private charitable foundation the directors of which are Mr. and Mrs. Marquez.

(2)
This disclosure is based on a Schedule 13G filed with the SEC on February 14, 2007. The address of this reporting person is 75 State Street, Boston, MA 02109. The reporting person, in its capacity as investment adviser, may be deemed to beneficially own the number of shares indicated, which are held by its clients.

Stock Ownership of Management

        The following table sets forth information regarding beneficial ownership of our common stock by our executive officers and directors, other than Timothy Marquez, as of December 31, 2006. Except as otherwise indicated, the amount shown for each person reflects shares issuable upon the exercise of options. None of the shares, including shares beneficially owned by Mr. Marquez as indicated in the preceding table, have been pledged as security. Beneficial ownership representing less than one percent is denoted with an asterisk.

Name of Beneficial Owner	Number of Shares of Common Stock		Percent of Total Common Stock
William Schneider	882,698		2.0%
David Christofferson	328,500		*
Mark DePuy	95,500	(1)	*
Terry Anderson	157,500		*
J. Timothy Brittan	18,000		*
J.C. "Mac" MacFarland	20,000	(2)	*
Eloy Ortega	18,000		*
Joel Reed	18,000		*
Glen Warren	28,000	(3)	*
Mark Snell	9,000		*
All Directors and Executive Officers as a group (12 persons)(4)	30,534,848		68.8%

(1)
Includes 500 shares held of record.

(2)
Includes 2,000 shares held of record.

(3)
Includes 10,000 shares held of record.

(4)
Total includes shares beneficially owned by Timothy Marquez as described in the preceding table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all reporting obligations of our officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended December 31, 2006.

CORPORATE GOVERNANCE

General

        Our business is managed under the direction of the Board. In connection with its oversight of our operations and governance, the Board has adopted, among other things, the following:

  •
  Corporate Governance Guidelines to implement certain policies regarding the governance of our company;

  •
  a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues;

  •
  Categorical Standards of Director Independence (the "Categorical Standards") to assist the Board in assessing directors' independence (see "—Director Independence and Categorical Standards"); and

  •
  Charters of the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee of the Board;

  •
  A Security Holder Communication Policy pursuant to which holders of our securities can communicate with the Board, Board committees and/or individual directors (see "—Security Holder Communication Policy").

        Each of these documents can be viewed on our website at www.venocoinc.com under the heading "Investor Relations" and the subheading "Corporate Governance." We will disclose on our website any amendment or waiver of the Code of Business Conduct and Ethics in the manner required by SEC and NYSE rules. Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Venoco, Inc., Attn: Secretary, 6267 Carpinteria Avenue, Carpinteria, California 93013-1423.

        The Board meets regularly to review significant developments affecting us and to act on matters requiring its approval. Directors are requested to make attendance at meetings of the Board and Board committees a priority, to come to meetings prepared, having read any materials provided to them prior to the meetings and to participate actively in the meetings. The Board held nine meetings in 2006 and acted once by written consent. No director, during his period of service, attended fewer than 75% of the total number of meetings of the Board and committees on which he served. Directors are expected to attend the Annual Meeting. No directors other than Mr. Marquez attended the 2006 annual stockholders' meeting, which was held at a time when the Marquez Trust owned all of our outstanding common stock.

Board Committees

        The composition and primary responsibilities of the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee are described below.

        The Audit Committee is comprised of Messrs. McFarland, Reed and Warren, with Mr. McFarland acting as Chairman. The primary function of the Audit Committee is to assist the Board in its oversight of our financial reporting process. Among other things, the committee is responsible for reviewing and selecting our independent registered public accounting firm and reviewing our accounting practices. The Board has determined that Mr. McFarland qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of SEC Regulation S-K and that each member of the committee is independent under applicable NYSE and SEC rules and the Categorical Standards. During 2006, the committee held 16 meetings.

        The Compensation Committee currently consists of Messrs. Snell, Brittan, McFarland and Ortega, with Mr. Snell acting as Chairman. The Compensation Committee's primary function is to discharge the Board's responsibilities relating to the compensation of our CEO and our other executive officers. Among other things, the committee reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the performance of the CEO in light of those goals and objectives and sets the compensation of the CEO. The committee also determines some aspects of compensation for executive officers other than the CEO and makes recommendations to the Board with respect to other aspects of such compensation. The Board has determined that each member of the committee is (i) independent under applicable NYSE rules and the Categorical Standards, (ii) a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and (iii) an "outside director" as defined in Section 162(m). During 2006, the committee held 25 meetings.

        The Corporate Governance/Nominating Committee currently consists of Messrs. Reed, Brittan and Ortega, with Mr. Reed acting as Chairman. The Corporate Governance/Nominating Committee's primary functions are to (i) identify, evaluate and recommend to the Board qualified candidates for election or appointment to the Board, (ii) review, evaluate and recommend changes to our Corporate Governance Guidelines and (iii) monitor and oversee matters of corporate governance, including the evaluation of Board and management performance and the independence of directors. The Board has determined that each member of the committee is independent under applicable NYSE rules and the Categorical Standards. During 2006, the committee held 11 meetings.

        The Corporate Governance/Nominating Committee is currently developing a formal policy regarding consideration of director candidates recommended by security holders. Pending the adoption of a formal policy on the subject, the committee will consider candidates recommended by security holders on the same basis as candidates recommended by other persons, subject to compliance with our bylaws. See "Stockholder Proposals." A security holder who wishes to recommend a candidate should contact us at Venoco, Inc., Attn: Secretary, 6267 Carpinteria Avenue, Carpinteria, California 93013-1423. The committee will assess each candidate, including candidates recommended by security holders, by evaluating, among other things, his or her skills and experience in the context of the needs of the Board, as well as whether he or she would qualify as independent under NYSE rules and the Categorical Standards. The committee may retain a search firm to assist it in identifying potential candidates, but it has not done so to date.

Compensation Committee Interlocks and Insider Participation

        Ed O'Donnell was a member of our Compensation Committee in January and February of 2006 and was one of our officers from 1997 to 2002. We had no compensation committee interlocks with any other entity in 2006.

Director Independence and Categorical Standards

        As discussed under "—Board Committees," the Board has determined that, other than Mr. Marquez, each member of the Board is independent under NYSE rules and the Categorical Standards. Pursuant to the Categorical Standards, a director may not be considered independent if he or she:

  •
  is an employee, or has an immediate family member who is an executive officer, of Venoco, until three years after the end of such employment relationship, provided that employment as an interim Chairman of the Board or interim executive officer shall not disqualify a director from being considered independent following service in either capacity;

  •
  has received, or has an immediate family member who has received, more than $100,000 in direct compensation from Venoco in any 12-month period within the past three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), provided that compensation received by a director for prior service as an interim Chairman of the Board or interim executive officer, and compensation received by an immediate family member for service as a non-executive employee of Venoco, need not be considered in determining independence under this test;

  •
  is affiliated with or employed by, or has an immediate family member who is affiliated with or employed in a professional capacity by, a current or former internal or external auditor of Venoco, until three years after the end of the affiliation or the employment or auditing relationship;

  •
  is employed, or has an immediate family member who is employed, as an executive officer of another company where any of Venoco's current executive officers serve on the other company's compensation committee, until three years after the end of such service or the employment relationship; or

  •
  is an employee, or an immediate family member is an executive officer, of a company that has made payments to, or has received payments from, Venoco for property or services in an amount that, in any of the last three fiscal years, exceeded the greater of (i) $1.0 million or (ii) two percent of such other company's consolidated gross revenues.

Non-Management Sessions

        The Board schedules regular executive sessions involving exclusively non-management directors as required by NYSE rules. Mr. Reed, as our lead independent director, presides at all such executive sessions.

Security Holder Communications Policy

        In recognition of the importance of providing stockholders and other interested parties with the ability to communicate with members of the Board, including non-management directors, the Board has adopted a Security Holder Communications Policy, a copy of which is available on our website. Pursuant to the policy, security holders and other persons may direct correspondence to the Board or to any individual director by e-mail to shareholders@venocoinc.com or by mail to the following address: Venoco, Inc., Attn: Secretary, 6267 Carpinteria Avenue, Carpinteria, California 93013-1423. Communications should not exceed 1,000 words in length and should indicate (i) the type and amount of Venoco securities held by the person submitting the communication and/or the nature of the person's other interest in Venoco, (ii) any personal interest the person has in the subject matter of the communication and (iii) the person's mailing address, e-mail address and telephone number. Unless the communication relates to an improper topic (e.g., it contains offensive content or advocates that we engage in illegal activities) or it fails to satisfy the procedural requirements of the policy, we will deliver it to the person(s) to whom it is addressed.

Stockholder Proposals

        Any proposal that a stockholder wishes to include in proxy materials for our 2008 annual meeting of stockholders must be received by no later than December 21, 2007 and must be submitted in compliance with SEC Rule 14a-8. Proposals should be directed to Venoco, Inc., Attn: Secretary, 370 17th Street, Suite 3900, Denver, Colorado 80202-1370.

        Any proposal or nomination for director that a stockholder wishes to propose for consideration at the 2008 annual meeting of stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Section 2.5 of our bylaws, and must be received at our principal executive offices no earlier than January 24, 2008 and no later than February 25, 2008, in each case assuming that the 2008 annual meeting is held on the anniversary of the Annual Meeting. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with Section 2.5 of our bylaws.

        Pursuant to SEC Rule 14a-4(c)(1), if our Secretary receives any stockholder proposal at the address listed above after March 6, 2008 that is intended to be presented at the 2008 annual meeting without inclusion in the proxy statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        In November 2006, the Compensation Committee approved its current charter. At that time, the members of the committee were J.C. "Mac" McFarland, J. Timothy Brittan, and Eloy U. Ortega. In December 2006, Mr. Ortega informed the Board that, because of other time commitments, he did not intend to stand for reelection at the Annual Meeting. Also in December 2006, the Board elected Mark A. Snell as a director and appointed him as a member of the Compensation Committee. In February 2007, Mr. Snell was elected as Chairman of the Compensation Committee. As described in "Corporate Governance—Board Committees—Compensation Committee," the Compensation

Committee's primary function is to discharge the Board's responsibilities relating to the compensation of our CEO and our other executive officers, including by setting the compensation of our CEO and by setting, or making recommendations to the Board with respect to, the compensation of our other executive officers. The committee charter provides that the committee may, subject to limits imposed by applicable law and NYSE rules, delegate some or all of its authority to a subcommittee consisting of one or more of its members. In addition, the terms of the 2005 Stock Plan authorize the committee to delegate authority to grant awards to our CEO in certain circumstances, as described in "Proposal Two—Amendments to the 2005 Stock Incentive Plan—Description of the 2005 Stock Plan—Administration." Pursuant to this authority, the committee has delegated to the CEO the authority to make option grants, not in excess of 10,000 per grant or 200,000 in the aggregate, to newly-hired non-executive officer employees on their date of hire.

Compensation Philosophy

        We are in the process of developing our compensation philosophy in a manner that encourages growth in our oil and natural gas reserves, growth in cash flow and profitability and enhances stockholder value through the creation and maintenance of compensation opportunities that attract and retain committed and highly qualified personnel. To achieve these goals, the Compensation Committee believes that the compensation of executive officers should reflect our high growth and entrepreneurial environment and our team-orientated approach to rewards, but differentiate based on individual accomplishments. The Compensation Committee believes compensation should include the following components:

  •
  a base salary that is competitive with compensation offered by other oil and natural gas exploration and production enterprises similar to our company;

  •
  annual and long-term incentive compensation to reward achievement of company objectives, individual responsibility and productivity, high quality work and impact on our results, including our performance and profitability;

  •
  an opportunity for an individual's total compensation to exceed industry averages based on outstanding performance in increasing stockholder value; and

  •
  case-specific compensation plans to accommodate individual circumstances or non-recurring situations, as appropriate.

        The Compensation Committee has no formal policy, but does retain the discretion, to adjust or recover any awards or payments made to our executive officers if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment.

        The Compensation Committee believes it should carefully consider the percentage mix of compensation structures most appropriate to incentivize our executive officers. This should not be a mechanical process. Rather, the committee believes it should use its judgment and experience and work closely with the executive officers to determine the appropriate mix of compensation for each individual. For example, the number of equity awards each executive officer might receive is based on the expectations the committee has for that executive officer and, over time, on his performance against those expectations, as well as his or her accumulated wealth in our equity securities.

Benchmarking

        In mid-2006, the Compensation Committee retained the compensation consulting firm of Towers Perrin to evaluate our compensation practices and to assist us in developing and implementing an executive compensation program and philosophy. Towers Perrin was selected by the Compensation

Committee because of its historical relationship with us and the compensation services it previously provided to management.

        We do not believe it is appropriate to establish compensation levels primarily based on benchmarking, however, we do believe pay practices at other companies are a useful indicator for us to remain competitive in the marketplace. Therefore, we informally consider competitive market practices with respect to the salaries and total compensation of our executive officers. We review market practices by speaking to consultants and reviewing annual reports and proxy statements of peer group companies with similar annual revenues (greater than $100.0 million and less than $800.0 million) that focus on the acquisition, exploration, exploitation and development of oil and natural gas properties. Peer group companies are selected by the Compensation Committee, with a recommendation provided by our compensation consultant at the time and input from management. Our current peer group companies are as follows:

•	Berry Petroleum	•	Plains Exploration & Production
•	Bill Barrett	•	Quicksilver Resources
•	Clayton Williams Energy	•	Range Resources
•	Comstock Group	•	Rosetta Resources
•	Denbury Resources	•	St. Mary Land & Exploration
•	Encore Acquisition	•	Stone Energy
•	Harvest Natural Resources	•	Swift Energy
•	Meridian Resource	•	Whiting Petroleum

Elements of Compensation

        Currently, the compensation of our executive officers has three primary components—base compensation or salary, discretionary annual cash bonuses and equity awards. In addition, we provide our executive officers with a variety of benefits that are generally available to all salaried employees.

        We view the various components of compensation as related but distinct. Although the Compensation Committee reviews each executive officer's total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. However, we have no formal policies or guidelines addressing the timing of incentive awards or for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. The Compensation Committee is in the process of developing formal policies or guidelines that address these issues.

        The Compensation Committee approves the final determination of compensation for Mr. Marquez, our CEO and Chairman, and a principal holder of our common stock. Mr. Marquez plays no role in determining his bonus. The Compensation Committee makes annual recommendations to the Board with respect to the compensation of executive officers other than Mr. Marquez.

        Base Salary.    Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our executive officers. The 2006 base salaries prior to our initial public offering were determined by the Compensation Committee with input from Mr. Marquez. The committee and Mr. Marquez considered a number of factors in determining the base salaries, including the seniority of the individual, the functional role of the position, the level of the individual's responsibility and the scarcity of individuals with similar skills. For those executive officers who were party to an employment agreement with us, the committee and Mr. Marquez also considered the base salary set forth in the relevant agreement and any increase in base salary previously granted. Beginning in 2007, the base salaries of our executive officers will be reviewed by the Compensation Committee on an annual basis and adjusted from time to time to realign salaries with market levels, after taking into account individual responsibilities, performance and experience. However, the terms of the executive officers' employment agreements do not permit an officer's base salary to be reduced.

        Annual Cash Bonuses.    The Compensation Committee approves the bonus of each executive officer. Prior to our initial public offering, the determination of annual bonuses to executive officers was relatively informal and discretionary. Decisions with respect to bonuses were based in part on the target bonus amounts set forth in the executive officers' employment agreements.

        In March 2007, the Compensation Committee adopted the 2007 Bonus Plan, a performance-based plan, which is being submitted to our stockholders for their approval. The 2007 Bonus Plan is intended to satisfy the requirements of Section 162(m) so that bonuses paid within the maximum amounts under the 2007 Bonus Plan are tax deductible. See "Proposal Three—Approval of Performance-Based Compensation Criteria, Including Approval of the 2007 Senior Executive Bonus Plan."

        Under the 2007 Bonus Plan, the Compensation Committee sets a target award and the related performance criteria, which may be expressed as a percentage of an executive officer's base salary. For 2007, three performance criteria were selected, with 30% of the bonus award based on our average daily net production, 30% based on growth in our estimated reserves and 40% based on our ratio of debt to EBITDA. For 2007, the specific targets to which the performance criteria apply are as follows:

Participant	Minimum Award	Target Award		Maximum Adjusted Target Award
Timothy Marquez	0	100%	of Base Salary	200%	of Base Salary
William Schneider	0	65%	of Base Salary	130%	of Base Salary
Mark DePuy	0	65%	of Base Salary	130%	of Base Salary
Timothy Ficker	0	45%	of Base Salary	90%	of Base Salary
Terry Anderson	0	25%	of Base Salary	50%	of Base Salary

        Equity Compensation.    We believe the use of stock-based awards creates an ownership culture that encourages the long-term performance of our executive officers. We currently sponsor the 2000 Stock Incentive Plan (the "2000 Stock Plan") and the 2005 Stock Plan. Under the 2000 Stock Plan, the awards consist of stock options and restricted stock grants. Under the 2005 Stock Plan, the awards consist of incentive stock options, non-qualified stock options, restricted stock and stock appreciation rights. See "Proposal Two—Amendments to the 2005 Stock Incentive Plan—Description of the 2005 Stock Plan" for a summary of the terms of the 2005 Stock Plan.

        In 2007, we intend to provide long-term incentive awards through a combination of stock options, which will vest based on continued employment, and restricted stock, which will vest based on performance objectives as determined by our Compensation Committee.

        In March 2007, the Compensation Committee adopted the 2007 LTIP to encourage participants to focus on our long-term performance relative to the performance of our peer group, and to provide an opportunity for our executive officers and certain designated key employees to increase their stake in our company through grants of common stock. Performance for the 2007-2010 grant cycle and subsequent cycles under the 2007 LTIP is measured against our identified peer group of companies, with awards ranging from zero to 100% of the target number of shares allocated to each individual, depending upon our performance. Awards are earned at the target level if our total stockholder return, including reinvestment of dividends, is at least at the 75th percentile of our peer group. In addition, annualized total stockholder return must be at least at the 50th percentile of our peer group to generate a threshold payout of 50% of the target number of allocated shares. If the participant's employment terminates during a measurement period, the unvested portion of his or her award is generally forfeited, except as otherwise provided in a participant's employment agreement with us or the relevant award agreement. The committee may amend, suspend or terminate the LTIP at any time without stockholder approval.

        In March 2007, the Compensation Committee granted Mr. Marquez 205,882 shares of restricted stock under the 2007 LTIP and the 2005 Stock Plan. The shares are subject to forfeiture to the extent not vested. The vesting schedule annually measures total stockholder return of our company over a four year period against the total stockholder return of a designated peer group. Twenty-five percent of the shares are first eligible for vesting each calendar year, beginning with the first year. Any shares not vested for a calendar year will be rolled forward and eligible for vesting in the following year. Any shares not vested as of the end of the four year period are forfeited. A summary of the vesting schedule is set forth below.

Venoco Return Relative to Peer Group	Vesting Amount
Equal to or greater than 75th percentile	100% of available shares in tranche
Equal to or greater than 50th percentile but less than 75th percentile	50% of available shares in tranche, plus 4% of the remaining available shares in tranche for every percentile our total stockholder return is above the 50th percentile relative to the peer group
Less than 50th percentile	No vesting

        Dividend Equivalent Bonuses.    In July 2006, we amended each of the nonqualified stock option agreements under the 2000 Stock Plan to eliminate the option holder's right to receive cash, whenever we paid a dividend on our common stock, equal to the cash that would have been paid on the shares underlying those options had the options been exercised as of the record date relating to the dividend. The reason for the amendment was that the Compensation Committee and the Board concluded that a right to receive dividend equivalents was unusual and no longer appropriate given our current state of development and in light of the fact that we were planning to go public. However, because the then current option holders had an existing right to receive dividend equivalents, in exchange for the holder entering into the amendment, we entered into a bonus payment agreement with each holder that continues the dividend-equivalent payment outside of the 2000 Stock Plan.

        Change in Control and Severance.    We have employment agreements with each of our executive officers pursuant to which the officer will receive benefits if his employment is terminated (other than for misconduct) due to death or disability or in certain circumstances following a change in control. The details and amount of this benefit are described in "—Executive Officer Compensation in 2006—Potential Payments Upon Termination or Change in Control."

        Other Compensation.    We have provided, and intend to continue to maintain, relatively modest executive benefits and perquisites for executive officers. However, the Compensation Committee in its discretion may revise, amend or add to the executive officers' benefits and perquisites if it deems it advisable to do so.

Tax and Accounting Implications

        Deductibility of Executive Compensation.    As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m), which provides that we may not deduct compensation of more than $1.0 million that is paid to certain individuals. The Compensation Committee believes that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations the

Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

        Nonqualified Deferred Compensation.    In October 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not yet become effective, we believe that we are operating in good faith compliance with the statutory provisions of the act, which became effective January 1, 2005.

        Accounting for Stock-Based Compensation.    Effective January 1, 2006, we began accounting for stock-based payments in accordance with the requirements of FAS Statement 123(R).

Conclusion

        Our compensation policies are designed to retain and motivate our senior executive officers and ultimately to reward them for outstanding performance.

Compensation Committee Report

        We, the Compensation Committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the company, and, based on such review and discussion, have recommended to the Board inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the company's Annual Report on Form 10-K for the year ended December 31, 2006.

                      Compensation Committee:

                      Mark A. Snell, Chairman
                      J.C. "Mac" McFarland
                      J. Timothy Brittan
                      Eloy U. Ortega

Executive Officer Compensation in 2006

Summary Compensation Table

        The table below summarizes the total compensation paid or earned by each of our named executive officers for 2006.

Principal Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Timothy M. Marquez, CEO	2006	$434,833	$543,542	—	—	$34,819	$1,013,194
William Schneider, President	2006	$293,313	$190,653	—	$645,768	$472,148	$1,601,882
David B. Christofferson, CFO	2006	$231,192	$92,476	—	$239,699	$203,835	$767,202
Mark A. DePuy, Chief Operating Officer	2006	$221,594	$124,647	—	$277,744	$63,896	$687,881
Terry L. Anderson, General Counsel and Secretary	2006	$223,891	$100,751	—	$117,964	$101,482	$544,088

(1)
We have not granted any stock awards to our named executive officers that would be recognized in accordance with FAS 123(R) for financial statement reporting purposes for the fiscal year ended December 31, 2006.

(2)
These amounts are intended to reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) for option awards granted pursuant to the 2000 and 2005 Stock Plans (disregarding estimates of forfeitures related to service-based vesting conditions) and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in note 9 to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the SEC on April 2, 2007.

(3)
The amounts for 2006 entitled "All Other Compensation" are detailed in the following table.

Name	Qualified Retire- ment Plan Employer Match ($)	Qualified Retire- ment Plan Profit Sharing ($)	Premium Towards Long- Term Disability Insurance ($)	Health Club Dues ($)	Airplane ($)(i)	Watch ($)(ii)	Bonus On Stock Award ($)(iii)	Gift Card ($)(iv)	Other ($)
Timothy M. Marquez	—	$7,320	$1,320	$4,474	$12,705	—	—	—	$9,000	(v)
William Schneider	$6,593	—	$1,320	$2,539	$12,705	$4,842	$441,349	$1,000	$1,800	(vi)
David B. Christofferson	$11,759	$4,421	$1,320	$2,108	$12,705	$4,842	$164,250	$1,000	$1,430	(vii)
Mark A. DePuy	—	—	$1,089	—	—	$4,842	$56,250	$1,000	$715	(vii)
Terry L. Anderson	$11,313	$4,257	$1,320	—	—	$4,842	$78,750	$1,000	—

  (i)
  These amounts are attributable to the value of the personal use of company-provided aircraft. The amounts shown represent the company's actual cost with respect to the benefits received.

  (ii)
  These amounts are attributable to the value of watches that were given to certain employees in appreciation and as an award for their efforts towards consummation of our initial public offering. The amounts shown represent the company's actual cost with respect to the benefits received.

  (iii)
  For the reasons discussed in "—Compensation, Discussion and Analysis—Elements of Compensation—Dividend Equivalent Bonuses," these amounts represent cash bonuses that were paid outside of the 2000 Stock Plan to holders of options granted under the 2000 Stock Plan.

  (iv)
  These amounts are attributable to the value of gift cards that were given to certain employees in appreciation and as an award for their efforts towards consummation of our initial public offering. The amounts shown represent the company's actual cost with respect to the benefits received.

  (v)
  This amount is the sum of (a) $6,000 attributable to the use of our personnel for personal purposes, (b) $1,200 attributable to reimbursement for costs associated with a home office and (c) $1,800 attributable to workplace secured parking.

  (vi)
  This amount is attributable to workplace secured parking.

  (vii)
  This amount is attributable to the value of lodging associated with holiday travel. The amounts shown represent the company's actual cost with respect to the benefits received.

Grants of Plan-Based Awards

        The table below summarizes the grants of plan-based awards to our named executive officers for 2006.

Name	Grant Date		Grant Date Fair Value ($)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($)
Timothy M. Marquez	—		—	—	—	—
William Schneider	—		—	—	—	—
David B. Christofferson	—		—	—	—	—
Mark A. DePuy	1/23/2006	(1)	$2.12	100,000	$20.00	(2)
Terry L. Anderson	—		—	—	—	—

(1)
This stock option award was granted under the 2005 Stock Plan. This stock option vests over a four year period, with 20% vesting on the grant date and 20% vesting on each subsequent anniversary of the grant date. Vesting may be accelerated in some circumstances. This stock option expires on January 22, 2016.

(2)
There was no market for our common stock on the date of grant; all of the common stock was held at that time by a single stockholder.

Outstanding Equity Awards

        The table below summarizes the holdings of stock options by our named executive officers as of December 31, 2006. Each equity grant is shown separately for each named executive officer. All options shown vest over a four year period, with 20% vesting on the grant date and 20% vesting on each subsequent anniversary of the grant date. Vesting may be accelerated in some circumstances.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Timothy M. Marquez	—	—		—	—
William Schneider	457,695 65,385 65,385	686,543 98,078 98,078	$ $ $	6.00 7.33 8.67	3/1/2015 3/1/2015 3/1/2015
David B. Christofferson	165,000 27,000 27,000	247,500 40,500 40,500	$ $ $	6.00 7.33 8.67	3/1/2015 3/1/2015 3/1/2015
Mark A. DePuy	37,500 37,500 20,000	56,250 56,250 80,000	$ $ $	12.00 13.33 20.00	8/15/2015 8/15/2015 1/23/2016
Terry L. Anderson	105,000	157,500		$6.00	3/1/2015

Option Exercises and Stock Vested

        None of our named executive officers exercised any stock options or similar instruments in 2006, nor did any restricted stock or similar instruments held by our named executive officers vest during the year.

Pension Benefits Table

        We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our executive officers in connection with their retirement.

Non-Qualified Defined Contribution and Other Deferred Compensation Plans

        We do not have any non-qualified defined contribution plan or other deferred compensation plans that provide for payments or other benefits to our executive officers.

Potential Payments Upon Termination or Change in Control

        The table below reflects the amount of compensation payable to each of our named executive officers upon their termination of employment with us. The amounts shown assume that such termination was effective as of December 31, 2006, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to our executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such executive officer's termination.

        Regardless of the manner in which an executive officer terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  non-equity incentive compensation earned during the fiscal year, to the extent vested;

  •
  equity awarded pursuant to the 2000 and 2005 Stock Plans, to the extent vested;

  •
  amounts contributed and vested under our qualified retirement plan; and

  •
  unused vacation pay.

        If we terminate an executive officer's employment for a reason other than change in control, death, disability or such executive officer's misconduct, then we will pay him a lump sum in cash equal to two times the sum of: (i) his base compensation and (ii) an amount equal to the greater of a specified dollar amount or the highest incentive award paid or payable during the three years preceding his termination of employment.

        However, if we terminate an executive officer's employment for a reason relating to a change in control of our company, his death or disability, or if he terminates employment for good reason in conjunction with a change in control, then such executive officer shall receive:

  •
  a cash lump-sum payment equal to three times the sum of:

  •
  the executive officer's base salary,

  •
  an amount equal to the highest incentive award paid or payable to the executive officer under our incentive compensation plans during the current year and the three years prior to termination, and

  •
  an amount equal to our contribution to our qualified retirement plan on behalf of the executive officer for the prior year;

  •
  life, disability, accident and group health insurance benefits for the 36-month period following the executive officer's termination, noting that such premiums charged to the executive officer cannot exceed the premiums he paid while an active employee of our company, and if any benefit is taxable to him, we will make him whole on a net after-tax basis; and

  •
  the opportunity to cancel all of his outstanding stock-based awards then held by him for a lump sum in cash equal to the sum of the value of all such awards, calculated as though all performance goals had been achieved.

        The following table shows the potential payments upon termination of employment of our executive officers.

Name	Event	Cash Severance Payment ($)		Continuation of Medical/Welfare Benefits (present value) ($)		Retirement Benefit (present value) ($)		Cancellation of Outstanding Stock-Based Awards in Exchange for Cash ($)(1)		Total ($)
Timothy M. Marquez	Voluntary Termination: For Cause Termination: Involuntary Not For Cause Termination: Involuntary or Good Reason Termination (Change-in-Control): Disability: Death:	$ $ $ $	— — 2,014,500 3,021,750 3,021,750 3,021,750	$ $ $	— — — 49,906 49,906 49,906	$ $ $ $ $ $	45,392 45,392 45,392 45,392 45,392 45,392		— — — — — —	$ $ $ $ $ $	45,392 45,392 2,059,892 3,117,048 3,117,048 3,117,048
William Schneider	Voluntary Termination: For Cause Termination: Involuntary Not For Cause Termination: Involuntary or Good Reason Termination (Change-in-Control): Disability: Death:	$ $ $ $	— — 1,025,682 1,538,523 1,538,523 1,538,523	$ $ $	— — — — 49,906 49,906 49,906	$ $ $ $ $ $	34,792 34,792 34,792 34,792 34,792 34,792	$ $ $	— — — 16,352,789 16,352,789 16,352,789	$ $ $ $ $ $	34,792 34,792 1,060,474 17,976,010 17,976,010 17,976,010

David B. Christofferson(2)	Voluntary Termination: For Cause Termination: Involuntary Not For Cause Termination: Involuntary or Good Reason Termination (Change-in-Control): Disability: Death:	$ $ $ $	— — 715,086 1,072,629 1,072,629 1,072,629	$ $ $	— — 37,682 37,682 37,682	) —	$ $ $ $ $ $	60,095 60,095 60,095 60,095 60,095 60,095	$ $ $	— — — 6,059,100 6,059,100 6,059,100	$ $ $ $ $ $	60,095 60,095 775,181 7,229,506 7,229,506 7,229,506
Mark A. DePuy	Voluntary Termination: For Cause Termination: Involuntary Not For Cause Termination: Involuntary or Good Reason Termination (Change-in-Control): Disability: Death:	$ $ $ $	— — 750,232 1,125,348 1,125,348 1,125,348	$ $ $	— — — 49,161 49,161 49,161		$ $ $ $ $ $	28,693 28,693 28,693 28,693 28,693 28,693	$ $ $	— — — 917,813 917,813 917,813	$ $ $ $ $ $	28,693 28,693 778,925 2,121,015 2,121,015 2,121,015
Terry L. Anderson	Voluntary Termination: For Cause Termination: Involuntary Not For Cause Termination: Involuntary or Good Reason Termination (Change-in-Control): Disability: Death:	$ $ $ $	— — 717,034 1,075,551 1,075,551 1,075,551	$ $ $	— — — 37,613 37,613 37,613		$ $ $ $ $ $	91,384 91,384 91,384 91,384 91,384 91,384	$ $ $	— — — 3,034,500 3,034,500 3,034,500	$ $ $ $ $ $	91,384 91,384 808,418 4,239,048 4,239,048 4,239,048

(1)
Under the applicable employment agreements with our executive officers, each has a right in certain instances relating to termination of employment, to require us to cancel all his outstanding stock based awards in exchange for a lump sum amount of cash equal to the "spread" inherent in each option and the fair market value of each stock grant, calculated as though all performance goals had been achieved.

(2)
Mr. Christofferson has resigned as our CFO effective April 3, 2007. Pursuant to a separation agreement with us entered into in connection with his resignation, he will receive a payment from us of approximately $740,000, and all options granted to him under the 2000 Stock Plan will vest. See our Current Report on Form 8-K filed on February 2, 2007.

Director Compensation in 2006

        We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that our directors spend in fulfilling their duties to us as well as the skill level required by members of the Board.

Cash Compensation Paid to Board Members

        For the fiscal year ended December 31, 2006, members of the Board who are not employees are entitled to receive an annual cash retainer of $25,000 and an attendance fee for Board and committee meetings of $1,000 per meeting. Directors are also entitled to an annual fee of $10,000 for service on the Audit Committee and $5,000 for service on any other committee. In addition, in some circumstances committee members may be compensated for time directly spent on committee matters other than attendance at meetings, in amounts not to exceed $3,000 per quarter. Directors who are our employees receive no compensation for their services as directors.

Stock Option Program

        Pursuant to our current policy, each non-employee director, upon appointment to the Board, receives a grant of options to purchase 45,000 shares of our common stock with an exercise price equal to the fair market value of the underlying common stock on the date of grant. Options received by our directors vest over four years, with 20% of the options vested on the grant date and 20% of the options vesting on each subsequent anniversary of the grant date. Mr. Snell received a grant of options pursuant to this policy upon his appointment to the Board in December 2006. No options were granted to any of our other directors in 2006. We do not currently have a policy providing for grants of options or other equity awards to a director subsequent to his appointment, but may adopt such a policy in the future.

Director Summary Compensation Table

        The table below summarizes the compensation we paid to our non-employee directors for the fiscal year ended December 31, 2006.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Joel L. Reed	$73,000	—	$60,456	$13,500	$146,956
Glen C. Warren, Jr.	$55,000	—	$60,456	$13,500	$128,956
J.C. "Mac" McFarland	$84,000	—	$60,456	$13,500	$157,956
J. Timothy Brittan	$54,000	—	$60,456	$13,500	$127,956
Ed O'Donnell	$52,000	—	$60,456	$13,500	$125,956
Eloy Ortega	$75,000	—	$60,456	$13,500	$148,956
Mark Snell	—	—	$70,897	—	$70,897

(1)
Mr. Marquez is not included in this table because he is an employee and therefore receives no compensation for his services as a director. The compensation received by Mr. Marquez as an employee is shown in "—Executive Officer Compensation in 2006—Summary Compensation Table."

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) (disregarding estimates of forfeitures related to service-based vesting conditions), and therefore includes amounts from awards granted in and prior to 2006. As of December 31, 2006, each director had the following number of options outstanding: Joel L. Reed: 45,000; Glen C. Warren, Jr: 45,000; J.C. McFarland: 45,000; J. Timothy Brittan: 45,000; Ed O'Donnell: 45,000; Eloy Ortega: 45,000; and Mark Snell: 45,000.

TRANSACTIONS WITH RELATED PERSONS

Policy Regarding Related Person Transactions

        In March 2007, the Audit Committee adopted a written policy regarding the review and approval of transactions between us and any "related person." Under the policy, related persons include our directors and executive officers, holders of five percent or more of our common stock, immediate family members of any of those persons and any entities in which any of the foregoing persons hold a significant interest. The policy applies to any "related person transaction," which is generally defined as any transaction involving us and a related person where the amount involved exceeds $20,000, subject to some exceptions, including for (i) transactions in which the interest of the related person arises solely from his or her ownership of our common stock and all stockholders participate in the transaction on a pro rata basis and (ii) compensation-related transactions that are approved or recommended by the Compensation Committee.

        The policy provides that when a related person transaction is proposed, the Audit Committee will consider all material information relating to the transaction and the related person's relationship with us, and will approve the transaction only if it is in, or not inconsistent with, the best interests of us and our stockholders to do so. In circumstances where it is not practicable or desirable to wait until the next Audit Committee meeting, the Chairman of the committee may review the transaction, applying the same standard. In the event our CEO, CFO or General Counsel become aware of a related person transaction that was not previously approved or ratified under the policy, the Audit Committee (or the Chairman) will review the transactions and evaluate all available options, including ratification, amendment, termination or rescission of the transaction.

        Because the policy was adopted in 2007, it was not applied to the transactions described below, all of which occurred in 2006.

Related Transactions

        In 2006, we paid dividends on our common stock consisting of (i) a 51-acre parcel of real property located in Carpinteria, California (the "bluffs property"), (ii) an option to acquire an additional interest in land associated with the bluffs property if we acquire that interest and (iii) 100% of the membership interests in our wholly-owned subsidiary 6267 Carpinteria Avenue, LLC. These dividends were paid solely to the Marquez Trust because they were declared at a time when the trust was our sole stockholder. As described below, we entered into certain agreements with the trust in connection with these dividends.

The Bluffs Property

        The bluffs property is located on the coast in Carpinteria, California. The property consists of a 100% interest we hold in 46 acres and a 50% interest we hold in an adjacent ten acres that is used primarily for parking (the "parking area"). The current zoning status of the property is "industrial coastal dependent." We conduct some minor processing activities on the property. Our facilities are currently spread over approximately 15 acres of the property. We estimate that the value of the property is approximately $5.0 million.

        In August 2006, in connection with the contemplated dividends, we entered into a dividend distribution agreement with the Marquez Trust and an affiliate of the trust, and a ground lease and development agreement with the affiliate. Under the ground lease, which has a 20-year term, we will lease the bluffs property for $1.00 per year. The development agreement provides that an affiliate of the trust will have the right to cause us to consolidate our operations on the property such that the operations will occupy no more than two acres. If the affiliate exercises this right, we will have two years to obtain the governmental consents necessary to effect the consolidation, and one year from the date of our receipt of those consents to complete the consolidation. The option may be exercised at any time within sixty days of the second anniversary of the date of the agreement (the first option period), within sixty days of the third anniversary of that date (the second option period), and at any time after the fourth anniversary of that date (the third option period). If the option is exercised in the first option period, the affiliate will pay us a fee of $3.0 million when the consolidation is completed. If the option is exercised in the second option period, the affiliate will pay us a fee of $2.0 million when the consolidation is completed. No fee will be payable if the option is exercised in the third option period. Following consolidation, we will have the right to occupy the two acre site for $1.00 per year for as long as we conduct oil and natural gas operations there. We do not believe that the consolidation will have an adverse effect on our operations. However, we currently estimate that the cost of effecting the consolidation would be approximately $10.0 million. The actual cost of the consolidation could exceed our estimate. We will be required to pay property taxes on the entire property until the consolidation is completed, at which time we would become responsible only for taxes relating to the two acre site. At the time of the consolidation, we would be required to obtain a release of a lien on the property. We could obtain the release by increasing our abandonment bond relating to the property by $8.5 million. It is possible that permitting issues may preclude us from timely consolidating to the two acre site, if and when we are requested to do so. In such event, we will be required to pay rent at a market rate (based on current zoning) for space we occupy in excess of the two acres. It is possible that development of the property adjacent to the two acre site may affect our operations in a way that results in costs and constraints that we do not currently experience.

The Parking Area

        We are currently in negotiations to acquire the 50% interest in the parking area that we do not already own. Pursuant to the dividend distribution agreement, if we acquire that interest, the Marquez Trust will have a three-year option to acquire the interest for the price we pay for it plus interest. We expect the purchase price for the interest to be approximately $250,000. Following exercise of the option, we would retain the right to use a portion of the parking area for our operations and for third parties who use the pier located on the property for so long as the pier remains in existence.

Office Building Dividend

        The principal asset of 6267 Carpinteria Avenue, LLC is the office building we lease in Carpinteria, California. 6267 Carpinteria Avenue, LLC acquired the office building in December 2004 for $14.2 million. It financed a portion of the purchase with a $10.0 million loan secured by a lien on the office building. The loan is non-recourse to us and we are not responsible for repayment of the loan. In connection with the purchase of the building, we agreed to indemnify the lender against certain liabilities principally relating to environmental matters and certain violations of the applicable loan documents. Pursuant to an indemnity and guaranty agreement entered into in connection with the dividend, the Marquez Trust has agreed to indemnify us against certain costs we may incur with respect to those indemnification obligations. We paid a fee of $100,000 to obtain the lender's consent to the dividend. We estimate that the value of the office building, net of the amount outstanding on the loan, was approximately $4.9 million at the time the dividend was paid.

        We and 6267 Carpinteria Avenue, LLC are parties to a lease pursuant to which we lease the office building from 6267 Carpinteria Avenue, LLC for $1.1 million per year. The payment of the dividend had no effect on our rights and obligations as set forth in the lease. The lease, which was entered into in 2001 and was amended in 2004, provides that the annual rent will increase by 10% in 2009 and by an additional 10% in 2014. We are also responsible for reimbursing 6267 Carpinteria Avenue, LLC for certain building operating expenses. The lease will expire in 2019.

Registration Rights Agreement

        We entered into a registration rights agreement with the Marquez Trust in August 2006. Pursuant to the agreement, the trust has the right to demand that we register for resale some or all of its shares under the Securities Act of 1933, and will have the right to include some or all of its shares in registration statements we file, in each case subject to certain customary conditions, including the right of the underwriters to limit the number of shares included in any offering by us that is underwritten. The trust will have the right to cause us to effect up to three registrations on Form S-1 and an unlimited number of registrations on Form S-3. We will not, however, be required to effect more than two demand registrations in any 12-month period, and we will not be required to file a registration statement within 180 days of the completion of any underwritten offering of our securities. We will pay certain expenses in connection with any registration effected pursuant to the agreement, but the trust will pay the underwriting commissions and fees associated with the sale of its shares in any underwritten offering.

Certain Charitable Contributions

        We have historically participated in a variety of philanthropic activities in the communities in which we operate. In 2006, we donated approximately $900,000 to a number of educational, medical and other charitable organizations primarily in the Santa Barbara, California and Denver, Colorado areas. Of our total charitable contributions in 2006, approximately $220,000 went to the Denver Scholarship Foundation, a non-profit corporation dedicated to providing college scholarships and related assistance for graduates of Denver public schools. Timothy and Bernadette Marquez are President and Treasurer, respectively, of the Denver Scholarship Foundation, and both serve on its board of directors. We expect to contribute approximately $1.3 million to various charitable organizations in 2007, of which up to $160,000 may be used to support the Denver Scholarship Foundation.

Appendix A

VENOCO, INC.
AMENDED AND RESTATED
2005 STOCK INCENTIVE PLAN

1.     PURPOSES.

        (a)   Background. This Plan was adopted on October 13, 2005, and approved by the Company's stockholder effective December 12, 2005. This Plan was amended and restated on May 9, 2006, and approved as amended and restated by the Company's stockholder on May 9, 2006. The Plan was further amended by the Committee on March 27, 2007, and approved, as amended and restated, by the Company's stockholders on                        , 2007.

        (b)   Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

        (c)   Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) rights to acquire restricted stock, and (iv) stock appreciation rights.

        (d)   General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.     DEFINITIONS.

        (a)   "Affiliate" means any entity that controls, is controlled by, or is under common control with the Company.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Change of Control" means:

          (i)    Any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) other than Timothy M. Marquez, Bernadette B. Marquez, individually or as trustees of the Marquez Trust under Trust Agreement dated February 26, 2002, as amended, their respective legal representatives, and/or the issue of either of them (the "Marquez Family") becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

          (ii)   The stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Marquez Family acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

          (iii)  The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this clause (iii), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the "fair market value of the Company" (as hereinafter defined). For purposes of the preceding sentence only, the "fair market value of the Company" shall be the aggregate market value of the Company's outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the Company's equity securities shall be determined by multiplying the number of shares of the Company's Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of such security for the ten (10) trading days immediately preceding the Transaction Date, or if not publicly traded, by such other method as the Board shall determine is appropriate; or

          (iv)  The Marquez Family is no longer the largest beneficial owner of the Company's outstanding equity securities and Timothy Marquez is no longer the Chief Executive Officer or Chairman of the Board of Directors of the Company.

        (d)   "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        (e)   "Committee" means a pre-existing or newly formed committee of members of the Board appointed by the Board in accordance with subsection 3(c).

        (f)    "Common Stock" means the Company's common stock par value US$0.01 per share and other rights with respect to such shares of common stock.

        (g)   "Company" means Venoco, Inc., a Delaware corporation.

        (h)   "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.

        (i)    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. Unless otherwise provided in a Stock Award Agreement or Option Agreement, as applicable, the Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service to the Company or an Affiliate as an Employee, Director or Consultant. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate may not constitute an interruption of Continuous Service. The Board or the Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

        (j)    "Covered Employee" means ~~the Company's chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported~~

~~to shareholders under the Exchange Act, as determined for purposes of~~those persons designated as "covered employees" under Section 162(m) of the Code.

        (k)   "Director" means a member of the Board of Directors of the Company.

        (l)    "Disability" means the Participant's inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively the duties and obligations to the Company and its Affiliates performed by such person immediately prior to such disability for a period of at least six (6) months, as determined in the good faith judgment of the Board.

        (m)  "Dollars" or "$" or "US$" means United States dollars.

        (n)   "Employee" means any person employed by the Company or an Affiliate. Service as a Director or payment of a director's fee by the Company or an Affiliate alone shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (p)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established share exchange, or traded on The Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of Common Stock shall be the closing sales price for such share (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock if such shares are traded on more than one such exchange or market) on the last market trading day prior to the day of determination, as reported by such exchange or market or such other source as the Board reasonably deems reliable.

          (ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be a value determined by the Board in accordance with Section 422 of the Code for Incentive Stock Options and in accordance with Section 409A of the Code for all other types of Stock Awards.

        (q)   "Incentive Stock Option" means an Option designated as an incentive stock option in an Option Agreement and that is granted in accordance with the requirements of, and that conforms to the applicable provisions of, Section 422 of the Code.

        (r)   "Independent Director" means a Director (i) who satisfies the definition of Independent Director or similar definition under the applicable stock exchange ~~or Nasdaq rules and regulations~~ upon which the Common Stock is traded from time to time and (ii) who either (A) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (B) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (s)   "Nonqualified Stock Option" means an Option that is not designated in an Option Agreement as an Incentive Stock Option or was not granted in accordance with the requirements of, and does not conform to the applicable provisions of, Section 422 of the Code.

        (t)    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (u)   "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

        (v)   "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.

        (w)  "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (x)   "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (y)   "Plan" means this Venoco, Inc. Amended and Restated 2005 Employee Stock Incentive Plan.

        (z)   "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (aa)   "Securities Act" means the Securities Act of 1933, as amended.

        (bb)   "Stock Award" means any right granted under the Plan, including an Option, a right to acquire restricted Common Stock, and a stock appreciation right.

        (cc)   "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award (other than an Option) evidencing the terms and conditions of an individual Stock Award grant.

        (dd)   "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or any subsidiary corporation, both as defined in Section 424 of the Code.

3.     ADMINISTRATION.

        (a)   Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). The Board may, at any time and for any reason in its sole discretion, rescind some or all of such delegation.

        (b)   Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)   To construe and interpret the Plan, Stock Awards granted under it, Option Agreements and Stock Award Agreements, and to establish, amend and revoke rules and regulations for their administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement or Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii)  To amend the Plan, a Stock Award, a Stock Award Agreement or an Option Agreement as provided in Section 12.

          (iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c)   Delegation to Committee.

          (i)    General. The Board may delegate administration of the Plan and its powers and duties thereunder to a Committee or Committees, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. Upon such delegation, the Committee shall have the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be deemed to include the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. In its absolute discretion but subject to the rules of any share exchange or market on which the Company's shares are listed or traded, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except respecting matters under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any rules or regulations issued thereunder, which are required to be determined in the sole discretion of the Committee.

          (ii)   Committee Composition. A Committee shall consist solely of two or more Independent Directors. Within the scope of its authority and subject to the rules of any share exchange or market on which the Company's shares are listed or traded, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who are not Independent Directors or to the Company's Chief Executive Officer the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act and with respect to whom the Company does not wish to comply with Section 162(m) of the Code.

        (d)   Effect of Board's Decision; No Liability. All determinations, interpretations and constructions made by the Board or the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. No member of the Board or the Committee or any person to whom duties hereunder have been delegated shall be liable for any action, interpretation or determination made in good faith, and such persons shall be entitled to full indemnification and reimbursement consistent with applicable law and in the manner provided in the Company's Certificate of Incorporation, as the same may be amended from time to time, or as otherwise provided in any agreement between any such member and the Company.

        (e)   Conformance to Section 409A of the Code. If, at any time, tax advisors to the Company determine that the terms of any outstanding Stock Award result in additional tax or interest to the holder under Section 409A of the Code, the Board or the Committee shall have the authority to enter into an amendment of such Stock Award, consistent with this Plan, that is designed to avoid such additional tax or interest. If any Stock Award constitutes deferred compensation within the meaning of Section 409A of the Code, any acceleration of the payment of such Stock Award upon a Change of Control as provided under this Plan shall occur only if the Change of Control constitutes, in the good-faith determination of the Board or the Committee, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, under Section 409A of the Code. If any other payment under this Plan constitutes deferred compensation within the meaning of Section 409A of the Code and if the Plan fails to satisfy the requirements of Section 409A(2), (3) or (4) of the Code with respect to such payment, such provision shall be operated in a manner that, in the good-faith determination of the Board or the Committee, seeks to bring the provision into compliance with those requirements while preserving as closely as possible the original intent of the provision.

        (f)    No Guaranty of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Stock Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Stock Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Stock Award under the Plan.

4.     STOCK SUBJECT TO THE PLAN.

        (a)   Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Incentive Stock Options and other Stock Awards shall not exceed a maximum aggregate of ~~1,700,000~~3,486,338 shares of Common Stock. Stock appreciation rights provided for in Section 7(b) hereof that are payable only in cash will not reduce the number of shares of Common Stock available for Stock Awards granted under the Plan. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock for which Stock Awards may be issued to any Participant under the Plan during any calendar year ~~from and after the date the Company is "publicly held" pursuant to Section 162(m) of the Code~~ shall not exceed 570,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be construed in accordance with Treasury Regulations issued under Section 162(m) of the Code.

        (b)   Reversion of Stock to the Share Reserve. If any Stock Award shall for any reason expire, fail to vest or otherwise terminate, in whole or in part, without having been exercised in full, the Common Stock not acquired under such Stock Award, and any forfeited shares, shall revert to and again become available for issuance under the Plan, except to the extent prohibited by law or the terms of this Plan.

        (c)   Source of Shares. The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     ELIGIBILITY.

        (a)   Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)   Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)   Consultants.

          (i)    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register a resale of the Company's securities issued to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Board or the Committee determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

          (ii)   Form S-8 generally is available to Consultants only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.     OPTION PROVISIONS.

        Each Option Agreement shall be subject to the terms and conditions of this Plan. Each Option and Option Agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical.

        (a)   Provisions Applicable to All Options.

          (i)    Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid either (x) in cash in Dollars or (y) in the discretion of the Board or the Committee with Common Stock based on the Fair Market Value of such Common Stock, in either case at the time the Option is exercised.

          (ii)   Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted. Further, no grant of an Option shall be made under this Plan more than ten (10) years after the date the Plan is approved by the stockholders of the Company.

          (iii)  Vesting Generally. The total number of shares of Common Stock subject to an Option may (A) vest, and therefore become exercisable, in periodic installments that may, but need not, be equal, or (B) be fully vested at the time of grant. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board or the Committee may deem appropriate. The vesting provisions, if any, of individual Options may vary. The provisions of this subsection 6(a)(ii) are subject to any Option Agreement provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

          (iv)  Termination of Continuous Service. Unless otherwise provided in the Option Agreement, in the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death, Disability or as a result of a Change of Control), all Options held by the Optionholder shall immediately terminate; provided, however, if an Optionholder's Continuous Service is terminated by the Company for reasons other than for cause, all vested Options held by such person shall continue to be exercisable until the earlier of the expiration date of such Option or 180 days after the date of such termination. All such vested Options not exercised within the period described in the preceding sentence shall terminate.

          (v)   Disability or Death of Optionholder. Unless otherwise provided in the Option Agreement, in the event of an Optionholder's Disability or death, all unvested Options shall immediately terminate, and all vested Options held by such person shall continue to be exercisable until twelve (12) months after the date of such Disability or death. All such vested Options not exercised within such 12—month period shall terminate.

        (b)   Provisions Applicable to Incentive Stock Options.

          (i)    Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (ii)   Incentive Stock Option $100,000 Limitation. Notwithstanding any other provision of the Plan or an Option Agreement, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder in any calendar year, under the Plan or any other option plan of the Company or its Affiliates, shall not exceed $100,000. For this purpose, the Fair Market Value of the Common Stock shall be determined as of the time an Option is granted. The Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Common Stock Options.

          (iii)  Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Option holder only by the Option holder.

        (c)   Provisions Applicable to Nonqualified Stock Options.

          (i)    Exercise Price. The exercise price of each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonqualified Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 424(a) or 409A of the Code.

          (ii)   Limits on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this subsection 6(c)(ii), applicable law or the Option Agreement, as the same may be amended from time to time: (x) all Nonqualified Stock Options are non-transferable and will not be subject in any manner to sale, transfer, alienation, assignment, pledge, encumbrance or charge; (y) Nonqualified Stock Options will be exercised only by the Participant; and (z) amounts payable or shares issuable pursuant to a Nonqualified Stock Option will be delivered only to (or for the account of) the Participant. In addition, the shares shall be subject to any restrictions set forth in the applicable Option Agreement. The exercise and transfer restrictions in this subsection 6(c)(ii) will not apply to (A) transfers to the Company or, with the express written approval of the Board or the Committee, transfers by gift to "immediate family," as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act, (B) the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution, or (C) if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by the Participant's duly authorized legal representative.

7.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a)   Restricted Stock Awards. Each restricted Stock Award Agreement shall be in such form and shall contain such restrictions, terms and conditions, if any, as the Board or the Committee shall deem appropriate and shall be subject to the terms and conditions of this Plan. The terms and conditions of restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate restricted Stock Award Agreements need not be identical, but each restricted Stock Award

Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration. A restricted Stock Award may be awarded ~~in consideration for past services actually rendered, or for future services to be rendered, to the Company or an Affiliate for its benefit~~for any lawful consideration permitted under the laws of the Company's state of incorporation.

          (ii)   Vesting. Common Stock awarded under the restricted Stock Award Agreement may (A) be subject to a vesting schedule to be determined by the Board or the Committee, or (B) be fully vested at the time of grant.

          (iii)  Termination of Participant's Continuous Service. Unless otherwise provided in the restricted Stock Award Agreement, in the event a Participant's Continuous Service terminates prior to a vesting date set forth in the restricted Stock Award Agreement, any unvested restricted Stock Award shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in the restricted Stock Award. ~~Notwithstanding the foregoing, unless otherwise provided in the restricted Stock Award Agreement, in the event a Participant's Continuous Service terminates as a result of (w) being terminated by the Company for reasons other than for cause, (x) death, (y) Disability, or (z) a Change of Control (subject to the provisions of subsection 11(c) hereof), then any unvested restricted Stock Award shall vest immediately upon such date.~~

          (iv)  Transferability. Rights to acquire Common Stock under the restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as the Board or the Committee shall determine in its discretion and set forth in the restricted Stock Award Agreement; provided, however, that in all cases the Common Stock awarded under the restricted Stock Award Agreement shall remain subject to the terms of the restricted Stock Award Agreement.

          (v)   Waiver of Restrictions. Subject to the specific limitations on restricted Stock Awards contained in this Plan, the Board or the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Participant, any adjustment in the vesting schedule or the restrictions upon or the term of, a restricted Stock Award granted under this Plan by amendment, by substitution of any outstanding restricted Stock Award, by waiver or by other legally valid means.

        (b)   Grant of Stock Appreciation Rights. Stock appreciation rights to receive Common Stock (or, at the discretion of the Board or the Committee, an equivalent amount of cash) equal to the excess of the Fair Market Value of Common Stock on the date the rights are surrendered over the Fair Market Value of Common Stock on the date of grant may be granted to any Employee, Director or Consultant selected by the Board or the Committee. A stock appreciation right may be granted (i) in connection and simultaneously with the grant of another Stock Award, (ii) with respect to a previously granted Stock Award, or (iii) independent of another Stock Award. A stock appreciation right shall be subject to such terms and conditions not inconsistent with this Plan as the Board or the Committee shall impose and shall be evidenced by a written stock appreciation right agreement, which shall be executed by the Participant and an authorized officer of the Company. The Board or the Committee, in its discretion, may determine whether a stock appreciation right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and stock appreciation right agreements evidencing stock appreciation rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. The Board or the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a stock appreciation right that the Participant surrender for cancellation some or all of the Stock Awards (if any) previously granted to such person under this Plan or otherwise. A stock appreciation right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Stock Award, may contain such other terms as the Board or the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Stock Award.

        (c)   Performance-Based Compensation under Section 162(m). Notwithstanding anything herein to the contrary other than the share reserve limitation of subsection 4(a) of the Plan, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing.

          (i)    Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, Affiliate, related corporation, or business segment, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified in the Stock Award by the Committee: (a) implementation of a strategic plan, (b) stock price, (c) earnings per share, (d) total stockholder return, (e) operating margin, (f) stock price as a multiple of cash flow, (g) return on equity, (h) return on assets, (i) return on investment, (j) operating income, (k) net operating income, (1) pre-tax income, (m) cash flow, (n) revenue, (o) expenses, (p) earnings before interest, taxes and depreciation, (q) economic value added, (r) reserve additions, (s) finding and development costs, (t) drilling and work-over budget, (u) increases in average daily production, (v) return on capital invested, (w) corporate overhead costs, (x) interest coverage ratio, (y) consolidated leverage ratio, (z) ratio of PV 10 reserves to debt, (aa) environmental and safety programs, (bb) stockholders' equity, and (cc) corporate acquisitions.

          (ii)   Certification. Before payment of any compensation under a Stock Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Stock Award have been satisfied (other than in cases where such relate solely to stock price).

          (iii) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of a Stock Award to Covered Employees, the number of Shares or other benefits granted, issued, retained, or vested under a Stock Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

8.     AVAILABILITY OF SHARES.

        During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

9.     USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.   MISCELLANEOUS.

        (a)   Exercise of Awards. Stock Awards shall be exercisable at such times, or upon the occurrence of such event or events as the Board or the Committee shall determine. Stock Awards may be exercised in whole or in part. Common Stock purchased upon the exercise of a Stock Award shall be paid for in full at the time of such purchase.

        (b)   Acceleration of Exercisability and Vesting. The Board or the Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (c)   Board Discretion. Notwithstanding the provisions of Section 6, in the event of, or in anticipation of, a termination of employment or service with the Company for any reason, other than a discharge for cause, the Board or the Committee may accelerate the vesting and exercisability of all or a portion of a Stock Award and/or, subject to the provisions of subsection 6(a)(ii), extend the exercisability period of a Participant's Option upon such terms as the Board or the Committee determines as expressly set forth in or by amendment to the Option Award; provided that, in the good faith determination of the Board or the Committee, such acceleration or extension will not likely result in the imposition of additional tax or interest under Section 409A of the Code for the holder of the affected Stock Award.

        (d)   Options in Substitution for Stock Options Granted by Other Corporations. Options may be granted to Employees, Directors and Consultants under this Plan in substitution for employee stock options granted by other entities, in connection with a merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity; provided that, in the good faith determination of the Board or the Committee, the terms of such substitution are not likely to result in the imposition of additional tax or interest under Section 409A of the Code for the holder of the affected Stock Award.

        (e)   Stockholder Rights.

          (i)    Options. Unless otherwise provided in and upon the terms and conditions in the Option Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Stock subject to an Option unless and until such Participant has satisfied all requirements for exercise of, and has exercised, the Option pursuant to its terms.

          (ii)   Restricted Stock. Unless otherwise provided in and upon the terms and conditions in the Stock Award Agreement governing an award of restricted stock, a Participant shall have the right to receive all dividends and other distributions paid or made respecting such restricted stock~~; provided, however, no unvested restricted stock shall have any voting rights of a stockholder respecting such unvested restricted stock unless and until such unvested restricted stock becomes vested~~.

        (f)    No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted, or any other capacity, or shall affect the right of the Company or an Affiliate to terminate with or without notice and with or without cause (i) the employment of an Employee, (ii) the service of a Consultant to the Company or an Affiliate or (iii) the service of a Director of the Company or an Affiliate.

        (g)   Withholding Obligations. If the Company has or will have a legal obligation to withhold the taxes related to the grant, vesting or exercise of the Stock Award, such Stock Award may not be granted, vested or exercised in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company. If permitted by the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment in Dollars; (ii) authorizing the Company to withhold Common Stock from the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Common Stock.

        (h)   Listing and Qualification of Shares. This Plan and grant and exercise of Stock Awards hereunder, and the obligation of the Company to sell and deliver shares of Common Stock under such Stock Awards, shall be subject to all applicable United States federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of a Stock Award until completion of any stock exchange listing, or other qualification of such shares of Common Stock under any United States federal or state law rule or regulation as the Company may consider appropriate, and may require any individual to whom a Stock Award is granted, such individual's beneficiary or legal representative, as applicable, to make such representations and furnish such information as the Board or the Committee may consider necessary, desirable or advisable in connection with the issuance or delivery of the Common Stock in compliance with applicable laws, rules and regulations.

        (i)    Non-Uniform Determinations. The Board's or the Committee's determinations under this Plan (including, without limitation, determinations of the persons to receive Stock Awards, the form, term, provisions, amount and timing of the grant of such Stock Awards and of the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stock Awards under this Plan, whether or not such persons are similarly situated.

11.   ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)   Capitalization Adjustments. In the event of any reclassification, recapitalization, stock split (including in the form of a stock dividend) or reverse stock split, merger, combination, consolidation or other reorganization of the Company, the Plan will be appropriately adjusted with respect to the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person and the outstanding Stock Awards will be appropriately adjusted with respect to the class(es) and number of securities and the exercise price per share of Common Stock subject to such outstanding Stock Awards; provided, however, that subsection 11(b) shall apply to any such transaction that constitutes a Change of Control; and provided further that, in the good faith determination of the Board or the Committee, the terms of such adjustment are not likely to result in the imposition of additional tax or interest under Section 409A of the Code for the holder of an affected Stock Award. The Board or the Committee shall make such adjustments, and its determination shall be final, binding and conclusive.

        (b)   Change of Control. Except as otherwise set forth in an Option Agreement or Stock Award Agreement, unless prior to a Change of Control the Board or the Committee determines that, upon its occurrence, benefits under any or all Options will not accelerate or determines that only certain or limited benefits under any or all Options will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such event for such acceleration, then upon (or, as may be necessary to effectuate the purposes of this acceleration, immediately prior to) the occurrence of a Change of Control each Option will become immediately vested and exercisable. Any acceleration of an Option will comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances otherwise require, may be deemed by the Board or the Committee to occur not more than thirty (30) days before or only upon the consummation of the Change of Control.

        (c)   Termination of Option. Without any limitation on the Board's or the Committee's authority pursuant to the foregoing, if the vesting of any Option has been fully accelerated as required or permitted pursuant to the foregoing but is not exercised prior to (x) a dissolution of the Corporation, (y) an event described in subsection 11(a) that the Company does not survive or (z) the consummation of a Change of Control approved by the Board or the Committee, the Option shall terminate, subject to any provision that has been expressly made by the Board or the Committee for the survival, substitution, assumption, exchange or other settlement of the Option.

        (d)   Possible Rescission of Acceleration. If the vesting of an Option has been accelerated in anticipation of an event or upon stockholder approval of an event and the Board or the Committee later determines that the event will not occur, the Board or the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Option.

        (e)   Alternative Settlement. In the event of any transaction subject to subsection 11(a) or (b), the Board or the Committee may make provision for a settlement by a cash payment or for the substitution of any or all outstanding Stock Awards for cash, securities or other property (or for other awards) based on the distribution or consideration payable to holders of the Common Stock upon or in respect of such event; provided that, in the good faith determination of the Board or the Committee, the terms of such settlement or substitution are not likely to result in the imposition of additional tax or interest under Section 409A of the Code to the holder of an affected Stock Award.

12.   AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a)   Amendment of Plan. The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any applicable Nasdaq or securities exchange listing requirements.

        (b)   Stockholder Approval. The Board or the Committee may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c)   Contemplated Amendments. It is expressly contemplated that the Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)   No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

        (e)   Amendment of Stock Awards. The Board or the Committee at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless the applicable Participant consents in writing.

        (f)    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or a Stock Award or Option Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or a Stock Award or Option Agreement to any present or future law relating to plans of this or similar nature (including Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

13.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   Plan Term. The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date this amended and restated Plan is adopted by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

        (c)   Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

14.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board or the Committee, but no Stock Award shall be exercised (or, in the case of a restricted Stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee.

15.   CHOICE OF LAW.

        The law of the Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

Appendix B

VENOCO, INC.
2007 SENIOR EXECUTIVE BONUS PLAN

SECTION 1
ESTABLISHMENT AND PURPOSE

        1.1   Purpose. Venoco, Inc. hereby establishes the Venoco, Inc. 2007 Senior Executive Bonus Plan (the "Plan"). The Plan is intended to increase stockholder value and the success of the Company by motivating key executives (a) to perform to the best of their abilities, and (b) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company and its individual business units. The Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code.

        1.2   Effective Date. The Plan shall be effective upon its adoption by the Compensation Committee of the Board, subject to approval by stockholders of the Company at the 2007 Annual Meeting. As long as the Plan remains in effect, it shall be resubmitted to stockholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2
DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        2.1   "Actual Award" means as to any Plan Year, the actual award (if any) payable to a Participant for the Plan Year. The Actual Award is determined by the Payout Formula for the Plan Year, subject to the Committee's authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

        2.2   "Base Salary" means as to any Plan Year, 100% of the Participant's salary he or she earned for the applicable Plan Year. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

        2.3   "Beneficiary" means the person(s) or entity(ies) designated to receive payment of an Actual Award, in accordance with Section 4.5, in the event of a Participant's death. The Beneficiary designation shall be effective when it is submitted in writing to and acknowledged by the Committee during the Participant's lifetime on the Beneficiary Designation form provided in Appendix A. The submission of a new Beneficiary Designation form in accordance with the preceding sentence shall cancel all prior Beneficiary Designations.

        2.4   "Board" means the Company's Board of Directors.

        2.5   "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

        2.6   "Committee" means the committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under Section 162(m) of the Code.

        2.7   "Company" means Venoco, Inc., a Delaware corporation.

        2.8   "Determination Date" means as to any Plan Year, the later of (a) the first day of the Plan Year, or (b) the latest date possible which will not jeopardize the Plan's qualification as performance-based compensation under Section 162(m) of the Code.

        2.9   "Maximum Award" means as to any Participant for any Plan Year, two million dollars ($2,000,000.00). The Maximum Award is the maximum amount which may be paid to a Participant for any Plan Year.

        2.10 "Participant" means as to any Plan Year, an officer of the Company who has been selected by the Committee for participation in the Plan for that Plan Year.

        2.11 "Payout Formula" means as to any Plan Year, the formula or payout matrix established by the Committee pursuant to Section 3.4, in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

        2.12 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Plan Year. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) implementation of a strategic plan, (b) stock price, (c) earnings per share, (d) total stockholder return, (e) operating margin, (f) stock price as a multiple of cash flow, (g) return on equity, (h) return on assets, (i) return on investment, (j) operating income, (k) net operating income, (l) pre-tax income, (m) cash flow, (n) revenue, (o) expenses, (p) earnings before interest, taxes and depreciation, (q) economic value added, (r) reserve additions, (s) finding and development costs, (t) drilling and work-over budget, (u) increases in average daily production, (v) return on capital invested, (w) corporate overhead costs, (x) interest coverage ratio, (y) consolidated leverage ratio, (z) ratio of PV 10 reserves to debt, (aa) environmental and safety programs, (bb) stockholders' equity, and (cc) corporate acquisitions. The Performance Goals may be applicable to the Company and/or any of its subsidiaries or individual business units and may differ from Participant to Participant.

        2.13 "Plan Year" means the fiscal year of the Company beginning in 2007 and each succeeding fiscal year of the Company.

        2.14 "Target Award" means the target award payable under the Plan to a Participant for the Plan Year, expressed as a percentage of his or her Base Salary or an amount, as determined by the Committee in accordance with Section 3.3.

        2.15 "2005 Stock Incentive Plan" means the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan, as amended from time to time.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

        3.1   Selection of Participants. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the officers of the Company who shall be Participants for the Plan Year. In selecting Participants, the Committee shall choose officers who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Plan Year by Plan Year basis. Accordingly, an officer who is a Participant for a given Plan Year in no way is guaranteed or assured of being selected for participation in any subsequent Plan Year or Years.

        3.2   Determination of Performance Goals. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Year. Such Performance Goals shall be set forth in writing.

        3.3   Determination of Target Awards. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

        3.4   Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Plan Year are achieved, and (d) provide for an Actual Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no participant's Actual Award under the Plan may exceed the Maximum Award.

        3.5   Determination of Actual Awards. As soon as administratively practicable, after the end of each Plan Year, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Year were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, (a) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant that would otherwise be payable under the Payout Formula, (b) if a Participant terminates employment with the Company prior to the date the Actual Award for the Plan Year is paid, the Committee shall reduce his or her Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under clause (a) of this sentence).

SECTION 4
PAYMENT OF AWARDS

        4.1   Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

        4.2   Timing of Payment. Payment of each Actual Award shall be made within one (1) month after the Committee determines the amount of the Actual Award (if any) under Section 3.5; provided, however, that each payment shall be made in the calendar year immediately following the end of the Plan Year for which the Actual Award is determined under Section 3.5.

        4.3   Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in the form of a restricted stock bonus granted under the 2005 Stock Incentive Plan or successor equity compensation plan. The number of shares granted shall be determined by dividing the cash amount of the Actual Award by the fair market value of a share of Company common stock on the date that the cash payment otherwise would have been made. For this purpose, "fair market value" shall be defined as provided in the 2005 Stock Incentive Plan or successor equity compensation plan.

        4.4   Other Deferral of Actual Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Actual Awards. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program. Any such deferral program implemented pursuant to this Section 4.4 shall comply with Section 409A of the Code.

        4.5   Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her for a Plan Year, the Actual Award shall be paid to the Participant's Beneficiary. If a Participant fails to designate a Beneficiary or if each person designated as a Beneficiary predeceases the Participant or dies prior to distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.

SECTION 5
ADMINISTRATION

        5.1   Committee is the Administrator. The Plan shall be administered by the Committee.

        5.2   Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Section 162(m) of the Code. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

        5.3   Tax Withholding. The Company shall withhold all applicable taxes from any payment, including any non-U.S., federal, state, and local taxes. In the case of payment in the form of a restricted stock bonus pursuant to Section 4.3, the granting and vesting of such restricted stock bonus shall be subject to Section 10(g) of the 2005 Stock Incentive Plan, or such comparable provisions of any successor plan regarding the withholding of taxes.

SECTION 6
GENERAL PROVISIONS

        6.1   Nonassignability. A Participant shall have no right to assign or transfer any interest under this Plan.

        6.2   No Effect on Employment. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Plan Year or any other period. Generally, employment with the Company is on an at-will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time during a Plan Year, to terminate any individual's employment without cause and without regard to the effect such termination might have upon the Participant's receipt of an Actual Award under the Plan.

        6.3   No Individual Liability. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Company, members of the Board and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (each a "Claim"), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such Claim, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such Claim, such person shall offer to the Company, in writing, the opportunity at the Company's expense to defend the same.

        6.4   Severability; Governing Law. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware.

        6.5   Affiliates of the Company. Requirements referring to employment with the Company or payment of awards may, in the Committee's discretion, be performed through the Company or any affiliate of the Company.

        6.6   Section 409A of the Code. This Plan, including any future amendments thereto which do not expressly amend this Section 6.6, is designed, and shall be administered and operated, in the good faith determination of the Board or the Committee, to comply with Section 409A of the Code. Although the Company intends to administer the Plan so that it complies with the requirements of Section 409A of the Code, the Company does not warrant that any Actual Award under the Plan will in fact comply with Section 409A or qualify for favorable tax treatment under any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of its participation in the Plan.

        6.7   Savings Clause. This Plan is intended to comply in all respects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; provided, however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

SECTION 7
AMENDMENT AND TERMINATION

        The Board or a duly authorized committee thereof may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan's qualification under Section 162(m) of the Code, any such amendment shall be subject to stockholder approval. Any amendment shall comply with Section 409A of the Code.

*    *    *    *    *

Venoco, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1.
Election of Class II Directors:

	For	Withhold		For	Withhold
01—Mark A. Snell (to serve a three-year term)	☐	☐	02—Timothy M. Marquez (to serve a three-year term)	☐	☐
		For	Against	Abstain
2.	Amendment of the 2005 Stock Incentive Plan.	☐	☐	☐
3.	Approval of performance-based criteria, including approval of the 2007 Senior Executive Bonus Plan.	☐	☐	☐
4.	Ratification of the appointment of Deloitte & Touche LLP as Venoco, Inc.'s independent registered public accounting firm for the 2007 fiscal year.	☐	☐	☐
5.	To transact such other business as may properly come before the meeting.

B Non-Voting Items
Change of Address—Please print new address below.

C Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Venoco, Inc.

Annual Meeting of Stockholders of Venoco, Inc.—May 23, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VENOCO, INC.

        The undersigned hereby appoints Timothy M. Marquez and William Schneider, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Venoco, Inc. of the undersigned on April 2, 2007 at the Annual Meeting of Stockholders to be held in Ballroom A at the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202 on May 23, 2007, or any adjournment or postponement thereof.

        SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ON THE REVERSE SIDE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT OF MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

        PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.